                                                                       EXHIBIT 1


                                                                  EXECUTION COPY




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                              AMENDED AND RESTATED


                          SECURITIES PURCHASE AGREEMENT



                                  BY AND AMONG



                               PROXIM CORPORATION

                                       AND

                           THE PURCHASERS NAMED HEREIN





                          Dated as of October 21, 2003


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                                TABLE OF CONTENTS

                                                                                                  Page
                                                                                                  ----
1.        Definitions.....................................................................................1


2.        Authorization, Purchase and Sale of Notes, Preferred Stock and Warrants........................11

    2.1.  Authorization of Securities....................................................................11
    2.2.  Amendment of the July 2003 Notes; Issuance of Warrants.........................................11
    2.3.  Call Right.....................................................................................12
    2.4.  The Closings...................................................................................12
    2.5.  Use of Proceeds................................................................................13

3.        Representations and Warranties of the Company..................................................13

    3.1.  Incorporation..................................................................................13
    3.2.  Subsidiaries...................................................................................13
    3.3.  Capitalization.................................................................................14
    3.4.  Authorization..................................................................................14
    3.5.  Valid Issuance.................................................................................15
    3.6.  Financial Statements...........................................................................15
    3.7.  Absence of Certain Changes.....................................................................15
    3.8.  Absence of Litigation..........................................................................16
    3.9.  Intellectual Property..........................................................................16
    3.10. Disclosure Documents...........................................................................16
    3.11. Books and Records..............................................................................17
    3.12. Consents.......................................................................................17
    3.13. No Conflict....................................................................................17
    3.14. Brokers or Finders.............................................................................17
    3.15. Nasdaq National Market.........................................................................17
    3.16. No Manipulation of Stock.......................................................................18
    3.17. Company Not an "Investment Company"............................................................18
    3.18. Title to Property and Assets...................................................................18
    3.19. Labor Relations................................................................................18
    3.20. Employee Benefits..............................................................................18
    3.21. Environmental Matters..........................................................................19
    3.22. Taxes..........................................................................................20
    3.23. Insurance......................................................................................21
    3.24. General Solicitation; No Integration...........................................................21
    3.25. Accounting Controls............................................................................21
    3.26. By-Laws........................................................................................21
    3.27. CSFB Documents.................................................................................21
    3.28. Opinion of the Financial Advisor...............................................................21

4.        Representations and Warranties of Each Purchaser...............................................22

    4.1.  Organization...................................................................................22
    4.2.  Authorization..................................................................................22
    4.3.  Purchase Entirely for Own Account; Etc.........................................................22
    4.4.  Investor Status; Etc...........................................................................22
    4.5.  Securities Not Registered......................................................................22
    4.6.  No Conflict....................................................................................22
    4.7.  Brokers........................................................................................23
    4.8.  Consents.......................................................................................23
    4.9.  No Manipulation of Stock.......................................................................23

5.        Covenants......................................................................................23

    5.1.  HSR Act Filings................................................................................23
    5.2.  Other Governmental Approvals...................................................................23
    5.3.  Further Assurances.............................................................................23
    5.4.  Board Designees................................................................................24
    5.5.  Series B Preferred Certificate of Designations.................................................25
    5.6.  Covenant Pending Each Closing..................................................................25
    5.7.  Proxy Statement................................................................................26
    5.8.  Subscription Right.............................................................................26
    5.9.  Standstill.....................................................................................28
    5.10. Nominating Committee; Agreement to Vote........................................................28
    5.11. Affirmative Covenants in Connection with the Sale of the Notes.................................28
    5.12. Negative Covenants in Connection with the Sale of the Notes....................................30
    5.13. Exchange of Notes for Preferred Stock..........................................................32

6.        Conditions Precedent...........................................................................33

    6.1.  Conditions to the Obligation of the Purchasers to Consummate the Initial Closing...............33
    6.2.  Conditions to the Obligation of the Company to Consummate the Initial Closing..................34
    6.3.  Conditions to the Obligations of the Purchasers to Consummate each Subsequent Closing..........35

7.        Registration of the Securities; Compliance with the Securities Act.............................36

    7.1.  Securities Law Transfer Restrictions...........................................................36
    7.2.  Legends........................................................................................36
    7.3.  Registration Procedures and Other Matters......................................................37
    7.4.  Transfer of Securities; Suspension.............................................................38
    7.5.  Company Registration...........................................................................40
    7.6.  Indemnification................................................................................41
    7.7.  Termination of Conditions and Obligations......................................................44
    7.8.  Information Available..........................................................................44
    7.9.  Delay of Registration..........................................................................45

8.        [Intentionally Omitted.].......................................................................45


9.        Miscellaneous Provisions.......................................................................45

    9.1.  Public Statements or Releases..................................................................45
    9.2.  Rights Cumulative..............................................................................45
    9.3.  Pronouns.......................................................................................45
    9.4.  Notices........................................................................................45
    9.5.  Captions.......................................................................................46
    9.6.  Severability...................................................................................46
    9.7.  Confidentiality................................................................................46
    9.8.  Governing Law; Injunctive Relief...............................................................46
    9.9.  Waiver.........................................................................................47
    9.10. Expenses.......................................................................................47
    9.11. Assignment.....................................................................................47
    9.12. Counterparts...................................................................................47
    9.13. 2002 Purchase Agreement........................................................................47
    9.14. Entire Agreement...............................................................................47

Exhibits

Exhibit A -- Schedule of Purchasers

Exhibit B -- Form of Amended Notes

Exhibit C -- Form of New Notes

Exhibit D -- Certificate of Designations, Preferences and Rights of the
             Series B Convertible Preferred Stock

Exhibit E -- Form of Original Warrant

Exhibit F -- Form of New Warrant

Exhibit G -- Form of Amended and Restated Pledge and Security Agreement

Exhibit H -- Form of Amended and Restated Intercreditor Agreement

                 This AMENDED AND RESTATED SECURITIES PURCHASE AGREEMENT (this "Agreement") is dated as of the 21st day of October 2003 by and among Proxim Corporation, a Delaware corporation with its principal office at 935 Stewart Drive, Sunnyvale, California 94085 (the "Company"), and each of the purchasers named in EXHIBIT A hereto (each, a "Purchaser" and collectively, the "Purchasers").

                  WHEREAS, the Company and the Purchasers entered into a Securities Purchase Agreement, dated as of July 22, 2003, as amended on September 4, 2003 (as amended, the "Original Agreement");

                  WHEREAS, pursuant to the terms of the Original Agreement, the Purchasers purchased $30,000,000 aggregate principal amount of the Company's twenty-five percent (25%) Secured Promissory Notes (the "July 2003 Notes");

                  WHEREAS, the Company seeks to ensure the availability of additional capital for its general corporate purposes and, in connection therewith, the Company and the Purchasers seek to amend and restate the terms of the Original Agreement and the July 2003 Notes;

                  WHEREAS, the Company has authorized the issuance of (i) up to 540,000 shares of its Series B Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), which shares are, or will be, upon issuance, convertible into authorized but unissued shares of class A common stock, $.01 par value per share, of the Company (the "Common Stock") and (ii) the Warrants (as defined below);

                  WHEREAS, in connection with the issuance of the Amended Notes (as defined herein), the Company desires to issue and sell to each Purchaser pursuant to this Agreement, and each Purchaser, severally, desires to accept from the Company, immediately upon Stockholder Approval (as defined below), the Warrants to purchase the number of shares of Common Stock as is set forth opposite its respective name in EXHIBIT A hereto under the headings "Original Warrant Coverage Issuable upon Stockholder Approval" and "New Warrant Coverage Issuable upon Stockholder Approval"; and

                  WHEREAS, if the Company determines that additional borrowings are required for the operation of its business, the Company shall have the right, subject to the conditions to set forth, to require each Purchaser to purchase the aggregate principal amount of New Notes (as defined below) as is set forth opposite its respective name on EXHIBIT A hereto under the heading "Maximum Commitment Under the Call Right."

                  NOW THEREFORE, in consideration of the mutual agreements, representations, warranties and covenants herein contained, the parties hereto agree as follows:

                  1. Definitions. As used in this Agreement, the following terms shall have the following respective meanings:

                  1.1. "Affiliate" means, with respect to any Person, any other Person controlling, controlled by or under direct or indirect common control with such Person. For the purposes of this definition "control," when used with respect to any specified Person, shall mean the power to direct the management and policies of such Person, directly or indirectly, whether through ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" shall have meanings correlative to the foregoing.

                  1.2. "Agreement" has the meaning set forth in the first paragraph herein.

                  1.3. "Announcement Date" means October 2, 2003.

                  1.4. "Amended Notes" means one or more secured subordinated promissory note(s) containing the same terms and conditions, and with the same exchange features and definition of Incremental Interest, as is set forth in the form of amended note attached hereto as Exhibit B.

                  1.5. "Bankruptcy Code" means the United States Code, 11 U.S.C.ss.ss.101 et seq., as amended.

                  1.6. "Beneficially Owns" or "Beneficially Owned" has the meaning set forth in Rules 13d-3 and 13d-5 of the Exchange Act, but without taking into account any contractual restrictions or limitations on voting or other rights.

                  1.7. "Board Designee" has the meaning set forth in Section 5.4(a) herein.

                  1.8. "Board Observer" has the meaning set forth in Section 5.4(b) herein.

                  1.9. "Board of Directors" has the meaning set forth in Section
3.4 herein.

                  1.10. "Broadview" means Broadview Capital Partners, L.P., Broadview Capital Partners Qualified Purchaser Fund L.P. and Broadview Capital Partners Affiliates Fund L.L.C.

                  1.11. "Business Day" means any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

                  1.12. "Call Right" has the meaning set forth in Section 2.3(a) herein.

                  1.13. "Call Right Expiration Date" has the meaning set forth in Section 2.3(a) herein.

                  1.14. "Class B Common Stock" has the meaning set forth in
Section 3.3(a) herein.

                  1.15. "Closing" and "Closings" have the meanings set forth in
Section 2.4(c) herein.

                  1.16. "Code" means the Internal Revenue Code of 1986, as amended.

                  1.17. "Collateral" has the meaning set forth in the Pledge and Security Agreement.

                  1.18. "Collateral Agent" means Warburg.

                  1.19. "Commitment" has the meaning set forth in Section 3.7 herein.

                  1.20. "Common Stock" has the meaning set forth in the Recitals herein.

                  1.21. "Company" has the meaning set forth in the first paragraph herein.

                  1.22. "Confidential Information" has the meaning set forth in
Section 9.7 herein.

                  1.23. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

                  1.24. "Conversion Price" has the meaning set forth in the Series B Preferred Certificate of Designations.

                  1.25. "CSFB" means Credit Suisse First Boston.

                  1.26. "CSFB Collateral" has the meaning given to the term "Collateral" in the CSFB Documents.

                  1.27. "CSFB Documents" means (i) the Security Agreement, dated November 1, 1999, by and between the Company and CSFB, (ii) the Intellectual Property Security Agreement, dated November 1, 1999, between the Company and CSFB and (iii) any other agreement, document or instrument pursuant to which the Company grants, or confirms a grant of, a Lien on or security interest in any of its assets, properties or rights, interests as security for the its CSFB Secured Obligations.

                  1.28. "CSFB Liens" has the meaning given to the term "Liens" in the CSFB Documents.

                  1.29. "CSFB Secured Obligations" has the meaning given to the term "Secured Obligations" in the CSFB Documents.

                  1.30. "Disclosure Documents" means the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2002, filed by the Company on March 31, 2003; the Company's Schedule 14A Proxy Statement for its Annual Meeting of Stockholders, dated April 29, 2003; the Company's Quarterly Report on Form 10-Q for the quarter ended March 28, 2003; the Company's Quarterly Report on Form 10-Q for the quarter ended June 27, 2003; and any Current Reports on Form 8-K filed by the Company on or after March 28, 2003, together in each case with any documents incorporated by reference therein or exhibits thereto.

                  1.31. "Disclosure Schedule" has the meaning set forth in
Section 3 herein.

                  1.32. "Disclosing Party" has the meaning set forth in Section
9.7 herein.

                  1.33. "Employees" has the meaning set forth in Section 3.19 herein.

                  1.34. "Environmental Laws" has the meaning set forth in
Section 3.21(b) herein.

                  1.35. "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  1.36. "ERISA Affiliate" has the meaning set forth in Section 3.20(a) herein.

                  1.37. "Event of Default" has the meaning ascribed to it in
Section 7 of the Notes.

                  1.38. "Exchange Act" means the Securities Exchange Act of 1934, as amended, and all of the rules and regulations promulgated thereunder.

                  1.39. "Existing Warrants" means the warrants issued to the Purchasers pursuant to the 2002 Purchase Agreement.

                  1.40. "Financial Statements" has the meaning set forth in
Section 3.6 herein.

                  1.41. "Foreign Plans" has the meaning set forth in Section 3.20(h) herein.

                  1.42. "Former Employees" means individuals other than Employees who at any time prior to the date of this Agreement performed services as an Employee primarily for the Company.

                  1.43. "GAAP" has the meaning set forth in Section 3.6 herein.

                  1.44. "Guaranteeing Subsidiaries" means Proxim Wireless Networks, Inc., WirelessHome Corporation and Proxim International Holdings, Inc. (formerly Western Multiplex International Holdings, Inc.).

                  1.45. "Hazardous Material" has the meaning set forth in
Section 3.21(a) herein.

                  1.46. "HLHZ" means Houlihan Lokey Howard & Zukin Financial Advisors, Inc.

                  1.47. "Holders" has the meaning set forth in Section 7.4(a) herein.

                  1.48. "HSR Act" has the meaning set forth in Section 3.12 herein.

                  1.49. "Incremental Interest" has the meaning given to it in the Notes.

                  1.50. "Independent Directors" means members of the Board of Directors who are: (i) not officers, directors or affiliates of the Company;
(ii) independent as defined under applicable requirements of federal law, state law and Nasdaq; and (iii) unaffiliated with any Purchaser.

                  1.51. "Initial Closing" has the meaning set forth in Section 2.4(a) herein.

                  1.52. "Initial Closing Date" has the meaning set forth in
Section 2.4(a) herein.

                  1.53. "Intellectual Property" has the meaning set forth in
Section 3.9 herein.

                  1.54. "Intercreditor Agreement" means the Amended and Restated Intercreditor Agreement by and among SVB, the Company, the Collateral Agent and the Guaranteeing Subsidiaries substantially in the form attached hereto as EXHIBIT H.

                  1.55. "Investment Company Act" has the meaning set forth in
Section 3.17 herein.

                  1.56. "Irreparable Breach" has the meaning set forth in
Section 9.7(b) herein.

                  1.57. "July 2003 Notes" has the meaning set forth in the Recitals herein.

                  1.58. "Liability" means any liability or obligation whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether matured or unmatured, whether liquidated or unliquidated, whether incurred or consequential and whether due or to become due, including, without limitation, any obligation that is created, issued, incurred or assumed by the Company for borrowed money or arising out of any credit facility or for the deferred purchase price of property or services (such as any obligation of the Company under any conditional sale or other title retention agreement; any guaranty by the Company of liabilities or indebtedness of any other party; the capitalized amount under any capital lease by the Company as lessee or which is the substantial equivalent of a financing of the property so leased; and any reimbursement or similar obligation in respect of any letter of credit or other financial accommodation).

                  1.59. "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any capital lease having substantially the same economic effect as any of the foregoing).

                  1.60. "Loan Documents" means this Agreement, the Notes, the Pledge and Security Agreement, the Intercreditor Agreement and any other agreement, document or instrument pursuant to which the Company grants, or confirms a grant of, a Lien on or security interest in any of its assets, properties or rights, interests as security for the Obligations.

                  1.61. "Material Adverse Change" means (i) any change, event or occurrence which, individually or in the aggregate, has had a material adverse effect on, or a material adverse change in, (a) the business, operations, financial condition or results of operations of the Company and its subsidiaries, taken as a whole, that had the effect of reducing revenues or net income of the Company and its subsidiaries, taken as a whole, by more than $15 million in any quarter compared to published financial statements (if publicly announced) or consensus analysts estimates (in the case of a quarter for which financial results have not yet been publicly announced) and that was not disclosed in any Disclosure Document filed on or prior to the date hereof (and excluding, in all cases, the effects of any restructuring charges already taken or otherwise publicly announced, and the effects of terminating the Company's 305 Soquel Way lease obligation, as publicly disclosed by the Company); provided, however, that a reduction in net income for the third quarter of 2003 as a result of any ruling in the pending Symbol patent infringement litigation (x) occurring prior to the date hereof and (y) disclosed in writing to the Purchasers prior to the date hereof shall not constitute a Material Adverse Change under this clause (i)(a), or (b) the ability of the Company to perform its obligations under this Agreement, in each case other than any change, event or occurrence (w) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (x) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (y) resulting from the public announcement of the transactions contemplated by this Agreement or (z) arising out of or resulting from actions of the Purchasers in connection with this Agreement, (ii) any adverse ruling or judgment in the pending Symbol patent infringement litigation that requires the Company and/or any of its subsidiaries to render payment or post a bond equal to or greater than $10 million (whether or not such payment has been made or bond posted as of such date) or (iii) any other rulings or judgments made against the Company and/or any of its subsidiaries in the Symbol patent infringement litigation or other litigations, the effects of which rulings or judgments are material and adverse to the Company and its subsidiaries, taken as a whole.

                  1.62. "Material Adverse Effect" means, collectively, a material adverse effect on, or a material adverse change in, or group of such effects on or changes in, (i) the business, operations, financial condition, results of operations, assets or liabilities of the Company and its subsidiaries, taken as a whole or (ii) the ability of the Company to perform its obligations under any of the Loan Documents, in each case other than any change, event or occurrence (a) resulting from conditions in the United States or foreign economies or securities markets in general or any change in the Company's stock price, (b) resulting from conditions in the industry in which the Company operates in general, except to the extent that the Company is disproportionately affected thereby, (c) resulting from the public announcement of the transactions contemplated by this Agreement, or (d) arising out of or resulting from actions of the Purchasers in connection with this Agreement.

                  1.63. "NASD" has the meaning set forth in Section 3.15 herein.

                  1.64. "Nasdaq" has the meaning set forth in Section 3.15 herein.

                  1.65. "New Notes" means one or more secured promissory note(s) containing the same terms and conditions, and with the same exchange features and definition of Incremental Interest, as set forth in the form of note attached hereto as EXHIBIT C.

                  1.66. "Notes" shall mean, collectively, the Amended Notes and the New Notes.

                  1.67. "Obligations" has the meaning set forth in the Pledge and Security Agreement.

                  1.68. "Original Agreement" shall have the meaning set forth in the Recitals herein.

                  1.69. "Permitted Lien" means any of the following Liens:

                  (a) Liens for Taxes or assessments and similar charges, which are either (i) not delinquent or (ii) being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves on its books;

                  (b) statutory Liens, such as mechanic's, materialman's, warehouseman's, carriers or other like Liens, incurred in the ordinary course of business, which are to be paid in the ordinary course of business or which are being contested diligently and in good faith by appropriate proceedings and as to which the Company has set aside adequate reserves on its books;

                  (c) encumbrances consisting of zoning restrictions, easements, licenses, reservations, covenants, conditions, waivers, restrictions on the use of property or minor irregularities of title that do not materially impair the use of any property which is material in the operation of the Company's business;

                  (d) Liens securing purchase money equipment lease (or similar) obligations, but only in the property which is the subject of such obligations and only to the extent such obligations are permitted pursuant to the terms hereof;

                  (e) Liens arising under or pursuant to the Loan Documents;

                  (f) Liens in respect of judgments or awards with respect to which the Company, in good faith, is prosecuting an appeal or proceeding for review and in respect of which a stay of execution upon such appeal or proceeding for review shall have been secured, and as to which judgments or awards the Company shall have established adequate reserves on its books;

                  (g) pledges or deposits made in the ordinary course of the Company's business consistent with past practice to secure payment of workers' compensation or to participate in any fund in connection with workers' compensation, unemployment insurance, pensions or other social security programs;

                  (h) Liens existing on the date hereof, including the Liens granted to SVB under the SVB Agreements;

                  (i) Nonexclusive licenses and sublicenses granted by the Company in the ordinary course of its business;

                  (j) leases or subleases granted in the ordinary course of the Company's business, including in connection with Company's leased premises or leased property;

                  (k) deposits to secure the performance of bids, trade contracts (other than for borrowed money), contracts for the purchase of property, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case incurred in the ordinary course of business and not representing an obligation for borrowed money, provided the total amount of all such outstanding deposits under this clause (k) does not exceed $250,000 at any time outstanding;

                  (l) Liens arising by virtue of any contractual, statutory or common law provision relating to banker's liens, rights of set-off or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution;

                  (m) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

                  (n) Liens on insurance proceeds securing the payment of financed insurance premiums; and

                  (o) Liens incurred in the extension, renewal or refinancing of the indebtedness secured by Liens described in (d), (e) and (h), but any extension, renewal or replacement Lien must be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness may not increase and maturity may not decrease.

                  1.70. "Person" means an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association or joint venture.

                  1.71. "Plans" means employee benefit plans as defined in
Section 3(3) of ERISA and all other employee benefit practices or arrangements, including, without limitation, any such practices or arrangements providing severance pay, sick leave, vacation pay, salary continuation for disability, retirement benefits, deferred compensation, bonus pay, incentive pay, stock options or other stock-based compensation, hospitalization insurance, medical insurance, life insurance, scholarships or tuition reimbursements, maintained by the Company or any of its subsidiaries or to which the Company or any of its subsidiaries is obligated to contribute for Employees or Former Employees.

                  1.72. "Pledge and Security Agreement" means the Amended and Restated Pledge and Security Agreement by and among the Company, the Collateral Agent and the Purchasers (with respect to accepting and agreeing to the provisions of Articles X and XI thereof), in substantially the form attached hereto as EXHIBIT G.

                  1.73. "Preferred Stock" has the meaning set forth in the Recitals herein.

                  1.74. "Proposed Securities" has the meaning set forth in
Section 5.8(a)(i) herein.

                  1.75. "Proposed Transaction" means the transactions contemplated by the Transaction Documents.

                  1.76. "Prospectus" has the meaning set forth in Section 7.3(c) herein.

                  1.77. "Purchase Price" means the total principal amount paid by the Purchasers for the Notes.

                  1.78. "Purchaser" has the meaning set forth in the first paragraph herein.

                  1.79. "Recipient" has the meaning set forth in Section 9.7 herein.

                  1.80. "Registration Statement" has the meaning set forth in
Section 7.3(a) herein.

                  1.81. "SEC" means the Securities and Exchange Commission.

                  1.82. "Securities" means the Notes, the Warrants, the shares of Preferred Stock issuable upon exchange of the Notes and the shares of Common Stock issuable upon conversion of the shares of Preferred Stock and exercise of the Warrants; provided, that for purposes of Section 7 (other than Section 7.1 and 7.2), "Securities" shall not include the Notes, the Warrants or the Preferred Stock; provided, further, that for purposes of Section 7.3, "Securities" shall include the shares of Common Stock issuable upon conversion of the Series A Preferred and exercise of the Existing Warrants.

                  1.83. "Securities Act" means the Securities Act of 1933, as amended, and all of the rules and regulations promulgated thereunder.

                  1.84. "Series A Preferred" means the Series A Convertible Preferred Stock of the Company, par value $0.01 per share.

                  1.85. "Series A Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of the Company, which was filed with the Secretary of State of the State of Delaware on August 2, 2002, pursuant to the 2002 Purchase Agreement.

                  1.86. "Series B Preferred Certificate of Designations" means the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of the Company, which will have been filed within two Business Days of receipt of Stockholder Approval with the Secretary of State of the State of Delaware which shall contain the same terms and conditions set forth in the copy attached hereto as EXHIBIT D. The initial Conversion Price of the Preferred Stock shall be $1.15.

                  1.87. "Soquel Letter Agreement" means the binding letter of intent, dated July 21, 2003, between the Company and the Baker Family Revocable Living Trust relating to the settlement of a landlord-tenant dispute relating to the premises located at 305 Soquel Way, Sunnyvale, California 94085, pursuant to which the Company has agreed to (i) pay rents owing through completion of the lease in a single lump-sum payment of $6 million, plus expenses, (ii) prepay the mortgage on the premises in full and (iii) pay certain reasonable costs related thereto.

                  1.88. "Special Meeting" means the special meeting of the stockholders of the Company called by the Company to vote on the Special Meeting Proposals.

                  1.89. "Special Meeting Proposals" means the issuance of (i) shares of Preferred Stock upon exchange of the Notes in accordance with the terms of this Agreement, (ii) the Warrants as contemplated by this Agreement and
(iii) the Common Stock initially issuable upon conversion of the Preferred Stock and exercise of the Warrants.

                  1.90. "Stockholder Approval" means stockholder approval of the Special Meeting Proposals.

                  1.91. "Subsequent Closing" has the meaning set forth in
Section 2.3(b).

                  1.92. "Subsequent Closing Date" has the meaning set forth in
Section 2.4(b) herein.

                  1.93. "Suspension" has the meaning set forth in Section 7.4
(c) herein.

                  1.94. "Suspension Notice" has the meaning set forth in Section
7.4 (c) herein.

                  1.95. "SVB" means Silicon Valley Bank.

                  1.96. "SVB Agreements" means collectively the SVB A/R Financing Agreement and the SVB Overadvance Agreement.

                  1.97. "SVB A/R Financing Agreement" means collectively the (a) Loan and Security Agreement, dated as of December 27, 2002 and as amended on March 18, 2003, between SVB and the Company, (b) the Intellectual Property Security Agreement, dated as of December 27, 2002, between SVB and the Company,
(c) the Letter Agreement, dated June 13, 2003, between SVB and the Company and
(d) the Accounts Receivable Financing Agreement, dated as of June 13, 2003, between SVB and the Company and all schedules, exhibits and annexes attached thereto and all amendments or supplements thereof.

                  1.98. "SVB Overadvance Agreement" means the Temporary Overadvance Agreement, dated as of June 23, 2003, between SVB and the Company (as amended or supplemented from time to time).

                  1.99. "Symbol" means Symbol Technologies Inc.

                  1.100. "Tax Returns" means returns, reports, information statements and other documentation (including any additional or supporting material) filed or maintained, or required to be filed or maintained, in connection with the calculation, determination, assessment or collection of any Tax and shall include any amended returns required as a result of examination adjustments made by the Internal Revenue Service or other Tax authority.

                  1.101. "Taxes" means any and all federal, state, local, foreign and other taxes, levies, fees, imposts, duties and charges of whatever kind (including any interest, penalties or additions to the tax imposed in connection therewith or with respect thereto), whether or not imposed on the Company, including, without limitation, taxes imposed on, or measured by, income, franchise, profits or gross receipts, and also ad valorem, value added, sales, use, service, real or personal property, capital stock, license, payroll, withholding, employment, social security, workers' compensation, unemployment compensation, utility, severance, production, excise, stamp, occupation, premium, windfall profits, transfer and gains taxes and customs duties.

                  1.102. "Transaction Documents" means this Agreement, the Notes, the Warrants, the Pledge and Security Agreement, the Intercreditor Agreement and the Series B Preferred Certificate of Designations.

                  1.103. "Transaction Fees" has the meaning set forth in Section
9.9 herein.

                  1.104. "Transferee" has the meaning set forth in Section 7.4(a) herein.

                  1.105. "2002 Purchase Agreement" means that certain Securities Purchase Agreement, dated as of June 16, 2002 and as amended, by and among the Company and the purchasers named therein.

                  1.106. "UCC" means the Uniform Commercial Code (or similar statute) of any applicable jurisdiction.

                  1.107. "Voting Stock" has the meaning set forth in Section 5.9 herein.

                  1.108. "Warburg" means Warburg Pincus Private Equity VIII, L.P. and its Affiliates.

                  1.109. "Warrants" means (i) warrants to purchase 18,000,000 shares of Common Stock which shall contain the same terms and conditions and the same exercise features, including an exercise price equal to $1.46, as set forth in the form attached hereto as EXHIBIT E and (ii) warrants to purchase 6,000,000 shares of Common Stock which shall contain the same terms and conditions and the same exercise features, including an exercise price equal to $1.53, as set forth in the form attached hereto as EXHIBIT F.

                  2. Authorization, Purchase and Sale of Notes, Preferred Stock and Warrants.

                  2.1. Authorization of Securities. The Company has, or on or before the Initial Closing Date will have, (i) authorized the Notes, (ii) authorized a series of its preferred stock consisting of 540,000 shares of Preferred Stock designated as its "Series B Convertible Preferred Stock," (iii) authorized the Warrants, (iv) authorized the issuance of the shares of Common Stock issuable upon conversion of the Preferred Stock and exercise of the Warrants and (v) authorized the issuance of the shares of Preferred Stock issuable upon exchange of the Notes in accordance with the terms of this Agreement. The terms, limitations and relative rights and preferences of the Preferred Stock are set forth in the Series B Preferred Certificate of Designations.

                  2.2. Amendment of the July 2003 Notes; Issuance of Warrants.

                  (a) Subject to and upon the terms and conditions set forth in this Agreement, at the Initial Closing, the Company shall issue to each Purchaser upon surrender for cancellation by each Purchaser of the July 2003 Notes issued to such Purchaser pursuant to the Original Agreement, the Amended Notes in the same aggregate principal amount as the July 2003 Notes surrendered by such Purchaser.

                  (b) As part of the Company's inducement to the Purchasers to
(i) purchase the July 2003 Notes, (ii) accept the Amended Notes upon surrender of the July 2003 Notes and (iii) enter into this Agreement, within two Business Days of receipt of Stockholder Approval the Company shall issue to each Purchaser Warrants entitling each Purchaser to purchase the number of shares of Common Stock as set forth opposite its name under the headings "Original Warrant Coverage Issuable upon Stockholder Approval" and "New Warrant Coverage Issuable upon

Stockholder Approval," respectively, on EXHIBIT A hereto. Each Warrant shall be registered in the name of such Purchaser or its Affiliates if so designated. If Stockholder Approval is not obtained, then the Company shall have no obligation to issue the Warrants.

                  2.3. Call Right.

                  (a) Subject to the terms and conditions set forth in this Agreement, in the event that the Company determines that additional borrowings are required or desirable for the operation of its business, the Company shall have the right to require the Purchasers to purchase up to Ten Million Dollars ($10,000,000) in aggregate principal amount of the New Notes, subject to the following restrictions: (i) at any time on or after the Initial Closing Date until the ninetieth (90th) day following the date Stockholder Approval is obtained (the "Call Right Expiration Date") and provided no Event of Default (as defined in the Amended Notes) has occurred, the Company shall have the right to require the Purchasers to purchase Five Million Dollars ($5,000,000) in aggregate principal amount of the New Notes; and (ii) provided no Event of Default (as defined in the Amended Notes) has occurred, at any time after the date Stockholder Approval is obtained until the Call Right Expiration Date, the Company shall have the right to require the Purchasers to purchase the New Notes with an aggregate principal amount equal to the difference of (a) Ten Million Dollars ($10,000,000) less (b) the aggregate principal amount of New Notes purchased pursuant to clause (i) of this Section 2.3(a), each at a cash purchase price equal to the principal amount of the New Notes purchased (collectively, the "Call Right"); provided, however, that in no event shall the aggregate principal amount of the New Notes issuable hereunder exceed Ten Million Dollars ($10,000,000).

                  (b) The Company shall exercise its Call Right by providing written notice to the Purchasers, which notice shall set forth the aggregate principal amount of the New Notes the Company desires to sell to the Purchasers and the proposed date of the closing of the sale. If the proposed date of the closing of the sale of the New Notes pursuant to the Call Right is any date subsequent to the Initial Closing Date (each, a "Subsequent Closing") then such date shall be no more than twenty (20) Business Days nor less than five (5) Business Days after the date of the giving of such notice. At the Initial Closing or each Subsequent Closing, as the case may be, the aggregate principal amount of the New Notes to be purchased by each Purchaser shall be in the same proportion as the total aggregate principal amount of the July 2003 Notes purchased by such Purchaser pursuant to the Original Agreement bears to $30,000,000.


                  2.4. The Closings.

                  (a) The initial closing (the "Initial Closing") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California on the date hereof or such other date mutually agreed between the parties (the "Initial Closing Date"). At the Initial Closing, the Company shall deliver to each Purchaser upon delivery for cancellation by each Purchaser to the Company of the July 2003 Notes held by such Purchaser (i) one or more Amended Note(s) in the principal amount as set forth opposite such Purchaser's name on EXHIBIT A hereto and (ii) if the Company exercises its Call Right pursuant to Section 2.3(a)(i) above, one or more New Notes in the principal amount being purchased by the Purchaser, and each Purchaser shall pay to the Company the purchase price therefor by wire transfer to the Company of immediately available funds. Upon cancellation of all of the July

2003 Notes, the Company shall be forever released from all of its obligations and liabilities to the Purchasers under the July 2003 Notes. The Company and the Purchasers shall also deliver all Transaction Documents applicable to such Initial Closing.

                  (b) Each Subsequent Closing shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, 650 Page Mill Road, Palo Alto, California on the day set forth in the Company's notice to the Purchasers pursuant to Section 2.3(b) herein or such other date mutually agreed to by the Company and the Purchasers (each, a "Subsequent Closing Date"). At each Subsequent Closing, the Company shall deliver to each Purchaser one or more New Notes in the principal amount being purchased by such Purchasers and each Purchaser shall pay to the Company the purchase price therefor by wire transfer to the Company of immediately available funds. The Company and the Purchasers shall also deliver all Transaction Documents applicable to such Subsequent Closing(s).

                  (c) The Initial Closing and each Subsequent Closing are each individually referred to as a "Closing" where the context requires and collectively referred to as the "Closings."

                  2.5. Use of Proceeds. The Company will apply the net proceeds from the issuance of the New Notes upon the Company's exercise of the Call Right, if any, for general corporate purposes.

                  3. Representations and Warranties of the Company. Except as set forth in any Disclosure Document filed prior to the date hereof or in a corresponding numbered section of the disclosure schedule delivered to each Purchaser prior to the execution of this Agreement (the "Disclosure Schedule"), the Company hereby represents and warrants to each of the Purchasers as follows:

                  3.1. Incorporation. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification, except where the failure to so qualify would not have a Material Adverse Effect. The Company has all requisite corporate power and authority to carry on its business as now conducted.

                  3.2. Subsidiaries. The Company has no material subsidiaries and no material interests or investments in any partnership, trust or other entity or organization. No subsidiary of the Company conducts or is engaged in any business of any kind nor has any material assets. Each subsidiary of the Company that is a corporation has been duly incorporated, is validly existing as a corporation in good standing under the laws of the jurisdiction of its formation, has the corporate power and authority to own its properties and to conduct its business and is duly registered, qualified and authorized to transact business and is in good standing in each jurisdiction in which the conduct of its business or the nature of its properties requires such registration, qualification or authorization, except where such failure to so qualify or register would not be reasonably likely to have a Material Adverse Effect. All of the issued and outstanding capital stock of each subsidiary has been duly authorized and validly issued, is fully paid and non-assessable, and is owned by the Company free and clear of any Lien other than any of the foregoing encumbered pursuant to the SVB Agreements.

                  3.3. Capitalization.

                  (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 390,000,000 shares of Common Stock, 10,000,000 shares of class B common stock, par value $.01 per share (the "Class B Common Stock"), 3,000,000 shares of Series A Preferred, and 22,000,000 shares of undesignated preferred stock, par value $.01 per share. As of the date of this Agreement, there are no shares of Class B Common Stock outstanding and 3,000,000 shares of Series A Preferred are outstanding. The number of outstanding shares of Common Stock as of October 9, 2003 was 122,217,296 and the total number of shares of Common Stock issuable pursuant to stock options outstanding at October 9, 2003 was 29,081,694. All such shares of Common Stock and Series A Preferred have been duly authorized, and all such issued and outstanding shares of Common Stock and Series A Preferred have been validly issued, are fully paid and nonassessable. No such outstanding shares of Common Stock or Series A Preferred were issued in violation of any preemptive rights, "poison pill" provisions, rights of first offer or refusal or similar rights.

                  (b) Except for the issuance of shares of Common Stock pursuant to the exercise of outstanding options granted pursuant to the Company's option plans or pursuant to the exercise of warrants to purchase shares of Common Stock, including any such options granted after March 31, 2003, the Company has not issued any capital stock since March 31, 2003, except as contemplated by this Agreement. Except as set forth in or contemplated by the Disclosure Documents, this Agreement or the 2002 Purchase Agreement, and except for the issuance of options to purchase shares of the Company's Common Stock pursuant to the Company's option plans, there are no existing options, warrants, calls, preemptive (or similar) rights, subscriptions or other rights, agreements, arrangements or commitments of any character obligating the Company to issue, transfer or sell, or cause to be issued, transferred or sold, any shares of the capital stock of the Company or other equity interests in the Company or any securities convertible into or exchangeable for such shares of capital stock or other equity interests, and there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any shares of its capital stock or other equity interests.

                  3.4. Authorization. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of the Securities and the filing of the Series B Preferred Certificate of Designations, the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken, other than the approvals contemplated at the Special Meeting. When executed and delivered by the Company, this Agreement, each other Loan Document and each Transaction Document shall constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as rights to indemnity and contribution may be limited by state or federal securities laws or the public policy underlying such laws, and except as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. The Company has all requisite corporate power to enter into this Agreement, each other Loan Document and each Transaction Document and to carry out and perform its obligations hereunder and thereunder.

The Board of Directors of the Company (the "Board of Directors") has taken all action necessary to render inapplicable, as it relates to Warburg and Broadview, the provisions of Section 203 of the General Corporation Law of the State of Delaware. At or prior to the Initial Closing, the Company will have reserved for issuance (i) the shares of Common Stock initially issuable upon conversion of the Preferred Stock and upon exercise of the Warrants and (ii) the shares of Preferred Stock issuable upon exchange of the Notes in accordance with the terms of this Agreement.


                  3.5. Valid Issuance.

                  (a) Upon their issuance in accordance with the terms of the Preferred Stock or Warrants, as the case may be, the shares of Common Stock issued upon conversion of the shares of the Preferred Stock or exercise of the Warrants, as the case may be, will be duly authorized, validly issued, fully paid and non-assessable shares of Common Stock, free of all preemptive or similar rights. Upon their issuance in accordance with the terms of this Agreement and the Notes, the shares of Preferred Stock issued upon exchange of the Notes will be duly authorized, validly issued, fully paid and non-assessable shares of Preferred Stock, free of all preemptive or similar rights.

                  (b) Subject to the accuracy of the representations made by the Purchasers in Section 4 herein, the Securities will be issued to the Purchasers in compliance with applicable exemptions from (i) the registration and prospectus delivery requirements of the Securities Act and (ii) the registration and qualification requirements of all applicable securities laws of the states of the United States. The Company is current in its filings with the SEC under
Section 13(a) of the Exchange Act.

                  3.6. Financial Statements. The financial statements of the Company included in the Disclosure Documents (collectively, the "Financial Statements") fairly present the consolidated financial position of the Company and its subsidiaries as of the dates indicated, and the results of its operations and cash flows for the periods therein specified. The Financial Statements fairly present the consolidated financial position of the Company at the dates thereof and the consolidated results of operations for the periods then ended in accordance with generally accepted accounting principles applied on a consistent basis ("GAAP") throughout the period therein specified (except in the case of quarterly financial statements for the absence of footnote disclosure and subject, in the case of interim periods, to normal year-end adjustments which, individually, and in the aggregate are not expected to be material).

                  3.7. Absence of Certain Changes. Since December 31, 2002, the Company and its subsidiaries have conducted their business only in the ordinary course of such business consistent with past practice and there has not been (i) any Material Adverse Effect, (ii) any material commitment, contractual obligation, borrowing, capital expenditure or transaction (each, a "Commitment") entered into by the Company or any of its subsidiaries, other than (a) Commitments in the ordinary course of business, (b) the Original Agreement and the other agreements contemplated thereby, (c) this Agreement and (d) the SVB Agreements, (iii) any action taken which, if taken after the date hereof, would constitute a material breach of any provision or covenant herein, or (iv) any material change in the Company's accounting principles, practices or methods other than as required by concurrent changes in GAAP.

                  3.8. Absence of Litigation. There is no action, suit, proceeding, arbitration, claim, investigation or inquiry pending or, to the Company's knowledge, threatened by or before any governmental body against the Company in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, would reasonably be expected to have a Material Adverse Effect. The foregoing includes, without limitation, any such action, suit, proceeding or investigation that questions this Agreement or seeks to delay or prevent the consummation of the transactions contemplated hereunder or the right of the Company to execute, deliver and perform under same. The Company is not a party to or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. No action, suit, proceeding, claim, investigation or inquiry by the Company or any subsidiary is currently pending nor does the Company intend to initiate any action, suit, proceeding, claim, investigation or inquiry, in each case, that if resolved in a manner adverse to the Company, is reasonably likely to have a Material Adverse Effect.

                  3.9. Intellectual Property. (i) The Company owns or, with respect to licensed Intellectual Property, has sufficient rights to use all (A) material patents (and any renewals and extensions thereof), patent rights (and any applications therefor), rights of priority and other rights in inventions;
(B) trademarks, service marks, trade names and trade dress, and all registrations and applications therefor and all legal or common-law equivalents of any of the foregoing; (C) copyrights and rights in mask works (and any applications or registrations for the foregoing, and all renewals and extensions thereof), common-law copyrights and rights of authorship including all rights to exploit any of the foregoing in any media and by any manner and means now known or hereafter devised; (D) industrial design rights, and all registrations and applications therefor; (E) rights in data, collections of data and databases, and all legal or common-law equivalents thereof; (F) rights in domain names and domain name reservations; (G) rights in trade secrets, proprietary information and know-how (collectively with all licenses and other agreements providing the Company with the right to use any item of the type referred to in clauses (A) through (G), "Intellectual Property") that are necessary for the conduct of its business as now conducted except where the failure to currently own or possess would not have a Material Adverse Effect; (ii) the Intellectual Property is valid, subsisting, in proper form and enforceable and all renewal fees and other maintenance fees have been paid; (iii) the Company is in material compliance with all contractual obligations relating to the use and protection of such of the Intellectual Property as is used pursuant to license or other agreement;
(iv) to the knowledge of the Company there is no present or former employee, officer or director of the Company or agent or outside contractor that holds or claims any material right, title or interest, directly or indirectly, in or to any Intellectual Property; and (v) to the Company's knowledge, the present business activities and products of the Company have not and do not infringe any known Intellectual Property or other proprietary rights of any third party, the Company is not making unauthorized use of any confidential information or trade secrets of any third party, the Company has not received any notice of any asserted infringement (nor is the Company aware of any reasonable basis for any third party asserting an infringement) by the Company of, any rights of a third party with respect to any Intellectual Property that, individually or in the aggregate, would have a Material Adverse Effect. The Guaranteeing Subsidiaries own no material registrations or material applications for any Intellectual Property.

                  3.10. Disclosure Documents. The information contained or incorporated by reference in the Disclosure Documents was true and correct in all material respects as of the respective dates of the filing thereof with the SEC; and, as of such respective dates, none of the Disclosure Documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except to the extent updated or superseded by any report subsequently filed by the Company with the SEC. The Company is not party to any material contract, agreement or other arrangement that was required to have been filed as an exhibit to any Disclosure Document that was not so filed, other than any of the Loan Documents.

                  3.11. Books and Records. The minute books and other records of the Company and its subsidiaries contain in all material respects accurate records of all Company board, committee and stockholders' meetings and accurately reflect in all material respects all other corporate action of the stockholders and directors and any committees thereof of the Company and its subsidiaries and all actions of the directors of the Company's subsidiaries, in each case since January 1, 2002.

                  3.12. Consents. All consents, approvals, orders and authorizations required on the part of the Company in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein, other than (i) in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") and the regulations promulgated thereunder, (ii) the filing of the Series B Preferred Certificate of Designations and (iii) such filings required to be made after the Initial Closing under applicable federal and state securities laws, have been obtained and will be effective as of the Initial Closing Date other than those with respect to which the failure to make or obtain will not have a Material Adverse Effect. Except for the approvals contemplated at the Special Meeting or required by Nasdaq, the execution, delivery or performance of this Agreement, the Loan Documents and the Transaction Documents and the consummation of the transactions contemplated herein and therein do not require the approval of the Company's stockholders.

                  3.13. No Conflict. The execution and delivery of the Loan Documents by the Company and the consummation of the transactions contemplated thereby will not conflict with or result in any violation of or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under (i) any provision of the Certificate of Incorporation or By-laws of the Company or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to the Company or its properties or assets, except, in the case of clause (ii), as would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

                  3.14. Brokers or Finders. Other than with respect to CSFB and HLHZ, the fees of which will be borne by the Company, the Company has not incurred, and shall not incur, directly or indirectly, any liability for any brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement, the other Loan Documents, Transaction Documents or any transaction contemplated hereby.

                  3.15. Nasdaq National Market. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market ("Nasdaq"), and, except as contemplated by this Agreement, the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from Nasdaq, nor has the Company received any notification that the SEC or the National Association of Securities Dealers, Inc. ("NASD") is contemplating terminating such registration or listing.

                  3.16. No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

                  3.17. Company Not an "Investment Company". The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not, and immediately after receipt of payment for any of the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

                  3.18. Title to Property and Assets. The Company and each of its subsidiaries owns or possesses the necessary right to use or title to all properties, assets, licenses, permits and the like required to operate its business as currently operated, except for such properties, assets, licenses, permits and the like, the absence of which would not result in a Material Adverse Effect. The properties and assets of the Company and each of its subsidiaries owned by them are owned free and clear of all Liens, except for Permitted Liens. With respect to the property and assets it leases, the Company and each of its subsidiaries are in compliance with such leases in all material respects. The transactions contemplated by the Soquel Letter Agreement have been consummated and (a) the Company's lease obligations with respect to the lease of 305 Soquel Way have been terminated and (b) WirelessHome Corporation, a Delaware corporation and wholly owned subsidiary of the Company now owns a fee interest in the land and building located at 305 Soquel Way, Sunnyvale, California, free and clear of all Liens, except for Permitted Liens.

                  3.19. Labor Relations. Neither the Company nor its subsidiaries is party to any collective bargaining agreement covering any individual who performs services as an employee primarily for the Company or any of its subsidiaries (including such persons who are on an approved leave of absence, vacation, short-term disability or otherwise treated as an active employee of the Company or any of its subsidiaries, "Employees"), and there are no controversies or unfair labor practice proceedings pending or, to the Company's knowledge, threatened between the Company or any of its subsidiaries and any of their current or former Employees or any labor or other collective bargaining unit representing any current or former Employee of the Company or any of its subsidiaries that would reasonably be expected to result in a labor strike, dispute, slow-down or work stoppage or otherwise have a Material Adverse Effect. To the Company's knowledge, no organizational effort is presently being made or, to the Company's knowledge, threatened by or on behalf of any labor union.

                  3.20. Employee Benefits.

                  (a) Neither the Company nor any trade or business (whether or not incorporated) which has been under common control or treated as a single employer with the Company under Section 414(b), (c) or (m) of the Code (an "ERISA Affiliate") has incurred, or is reasonably likely to incur, any liability under Title IV of ERISA or Section 412 of the Code and none of the Plans is a Multiemployer Plan, as defined in Section 3(37) of ERISA. Neither the Company nor any ERISA Affiliate has incurred any liability resulting from a complete or partial withdrawal from any Multiemployer Plan, and none of them has incurred, or is reasonably likely to incur, any liability due to the termination or reorganization of a Multiemployer Plan which has not been satisfied in full, and to the Company's knowledge, no event has occurred that would subject the Company or any ERISA Affiliate to any such liability.

                  (b) Each Plan has been administered in material compliance with its terms, and other applicable laws, rules and regulations including, without limitation, the provisions of ERISA and the Code, and there are no material pending or, to Company's knowledge, threatened claims by, on behalf of or involving any plan administrator or any plan trustee (other than routine claims for benefits).

                  (c) No "prohibited transaction" within the meaning of Section 4975 of the Code has occurred with respect to any Plan.

                  (d) Each Plan that is intended to qualify under Section 401(a) of the Code does so qualify.

                  (e) Except as may be required under Section 4980B of the Code, or Section 601 of ERISA, neither the Company nor any of its subsidiaries has any liability for post-retirement medical or life insurance benefits or coverage for any Employee or Former Employee or any dependent of any such Employee or Former Employee.

                  (f) The consummation of the transactions contemplated hereby will not result in any increase in the amount of compensation or benefits or accelerate the vesting or timing of payment of any compensation or benefits payable by the Company to or in respect of any Employee or Former Employee or the beneficiary or dependent of any such Employee or Former Employee under any Plan.

                  (g) No amount payable by the Company or any of its subsidiaries to any Employee or Former Employee will fail to be deductible for Federal income tax purposes by reason of Section 162(m) or 280G of the Code.

                  (h) All employee benefits practices or arrangements which are maintained by the Company or any of its subsidiaries for the benefit of their non-United States Employees or United States Employees located in a foreign jurisdiction (collectively, the "Foreign Plans") have been maintained in all material respects in accordance with the applicable laws of such foreign jurisdiction, and all Foreign Plans required to be registered with any governmental agency have been registered and have been maintained in good standing with such governmental agency.

                  3.21. Environmental Matters.

                  (a) Except as would not reasonably be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any governmental agency or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws, but excluding routine quantities of office and janitorial supplies (a "Hazardous Material"), are present as a result of the actions of the Company, or, to the Company's knowledge, as a result of the actions of a third party, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries currently owns, operates, occupies or leases, or to the Company's knowledge, has at any time owned, operated, occupied or leased.

                  (b) Except as would not reasonably be likely to result in a material liability to the Company (in any individual case or in the aggregate), neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of or arranged for the disposal of, released or exposed its employees or others to Hazardous Materials in violation of any federal, state or local law, rule, regulation, treaty or statute in effect before the Initial Closing Date related to protection of human health, safety, and the environment, including natural resources (collectively, "Environmental Laws"), or in a manner that would likely result in any material liability to the Company.

                  (c) Except as would not reasonably be likely to result in a material liability to the Company, the Company and its subsidiaries currently hold and are in compliance with all approvals, permits, licenses, clearances and consents required under Environmental Laws for the conduct of the Company's and its subsidiaries' businesses as currently being conducted.

                  (d) No action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened alleging that the Company and its subsidiaries are in violation of or liable under any Environmental Law.

                  (e) To the Company's knowledge, there are no material expenditures required to maintain or achieve compliance with all applicable Environmental Laws.

                  3.22. Taxes.

                  (a) The Company has filed (or joined in the filing of) when due all Tax Returns required by applicable law to be filed with respect to the Company and all Taxes shown to be due on such Tax Returns have been paid. All such Tax Returns were true, correct and complete in all material respects as of the time of such filing. Any Liability of the Company for Taxes not yet due and payable, or which are being contested in good faith, in each case as of December 31, 2002, has been accrued or reserved for on the financial statements of the Company in accordance with GAAP. Since December 31, 2002, the Company has not incurred any material Taxes other than in the ordinary course of business.

                  (b) No current or former subsidiary of the Company has ever been a member of any "affiliated group" (within the meaning of Section 1504(a) of the Code) included in any consolidated federal income Tax Return filed with the Internal Revenue Service other than an affiliated group of which the Company is the common parent.

                  3.23. Insurance. All insurance policies carried by, or covering the Company's properties are in full force and effect, and no notice of cancellation has been given with respect to any such policy. All premiums due on such policies have been paid in a timely manner and the Company has complied in all material respects with the terms and provisions of such policies. The insurance coverage provided by such policies is provided by insurers that, to the knowledge of the Company, are solvent and is in such amount and types of coverage which are adequate and customary for the industries in which the Company operates.

                  3.24. General Solicitation; No Integration. Neither the Company nor any other person or entity authorized by the Company to act on its behalf has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which, to its knowledge, is or will be integrated with the Securities sold pursuant to this Agreement.

                  3.25. Accounting Controls. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(i) transactions are executed in accordance with management's general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with GAAP and to maintain assets accountability, (iii) access to assets is permitted only in accordance with management's general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                  3.26. By-Laws. The Company's By-Laws provide that all matters submitted to a meeting of stockholders, including the vote relating to the Special Proposals at the Special Meeting, shall require the affirmative vote of a majority of the total number of votes cast, present in person or by proxy and a valid quorum.

                  3.27. CSFB Documents. As of the date hereof, (a) the Company has (i) repaid all amounts outstanding under the CSFB Documents and the CSFB Documents have been terminated and (ii) satisfied all of its CSFB Secured Obligations, and (b) the CSFB Collateral has been released from the CSFB Liens created thereby.

                  3.28. Opinion of the Financial Advisor. The Company has received an opinion of HLHZ, a copy of which has been delivered to a Special Committee of the Board of Directors and to the Purchasers as to the fairness of the transactions contemplated hereby.

                  4. Representations and Warranties of Each Purchaser. Each Purchaser, severally for itself and not jointly with the other Purchasers, represents and warrants to the Company as follows:

                  4.1. Organization. Each Purchaser, if it is a legal entity, is duly and validly existing under the jurisdiction of its organization.

                  4.2. Authorization. All action on the part of such Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein has been taken. This Agreement constitutes the legal, valid and binding obligation of such Purchaser, enforceable against such Purchaser in accordance with its terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally and by general equitable principles. Such Purchaser has all requisite power to enter into this Agreement and to carry out and perform its obligations under the terms of this Agreement.

                  4.3. Purchase Entirely for Own Account; Etc. Such Purchaser is acquiring the Securities for its own account, and not with a view to, or for sale in connection with, any distribution of the Securities in violation of the Securities Act. Except as contemplated by this Agreement, such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of the Securities. Such Purchaser, if it is a legal entity, has not been organized, reorganized or recapitalized specifically for the purpose of investing in the Securities.

                  4.4. Investor Status; Etc. Such Purchaser certifies and represents to the Company that at the time such Purchaser acquires any of the Securities, such Purchaser will be an "accredited investor" as defined in Rule 501 of Regulation D promulgated under the Securities Act. Such Purchaser's financial condition is such that it is able to bear the risk of holding the Securities for an indefinite period of time and the risk of loss of its entire investment. Such Purchaser has been afforded the opportunity to ask questions of and receive answers from the management of the Company concerning this investment and has sufficient knowledge and experience in investing in companies similar to the Company in terms of the Company's stage of development so as to be able to evaluate the risks and merits of its investment in the Company.

                  4.5. Securities Not Registered. Such Purchaser understands that the Securities have not been registered under the Securities Act, by reason of their issuance by the Company in a transaction exempt from the registration requirements of the Securities Act, and that the Securities must continue to be held by such Purchaser unless a subsequent disposition thereof is registered under the Securities Act or is exempt from such registration. Such Purchaser understands that the exemptions from registration afforded by Rule 144 (the provisions of which are known to it) promulgated under the Securities Act depend on the satisfaction of various conditions, and that, if applicable, Rule 144 may afford the basis for sales only in limited amounts.

                  4.6. No Conflict. The execution and delivery of this Agreement by such Purchaser and the consummation of the transactions contemplated hereby will not conflict with or result in any violation of or default by such Purchaser (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under
(i) any provision of the organizational documents of such Purchaser or (ii) any agreement or instrument, permit, franchise, license, judgment, order, statute, law, ordinance, rule or regulations, applicable to such Purchaser or its respective properties or assets.

                  4.7. Brokers. Such Purchaser has not retained, utilized or been represented by any broker or finder in connection with the transactions contemplated by this Agreement.

                  4.8. Consents. Except in connection with the HSR Act, all consents, approvals, orders and authorizations required on the part of such Purchaser in connection with the execution, delivery or performance of this Agreement and the consummation of the transactions contemplated herein have been obtained and will be effective as of the Initial Closing Date.

                  4.9. No Manipulation of Stock. The Purchasers have not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the shares of Common Stock.

                  5. Covenants.

                  5.1. HSR Act Filings. The Company and each Purchaser shall file with the proper authorities all forms and other documents necessary to be filed pursuant to the HSR Act, and the regulations promulgated thereunder, as promptly as possible and shall cooperate with the each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements of the Federal Trade Commission or the Department of Justice. The Company and each Purchaser shall pay the filing fee associated with its respective filing of the HSR Act notification.

                  5.2. Other Governmental Approvals. As soon as practicable after the execution of this Agreement, the Company and each Purchaser shall file all applications and reports and take such other action (in addition to filings required under the HSR Act) which is reasonably required to be taken or filed with any governmental authority in connection with the transactions contemplated by this Agreement. The Company and each Purchaser shall give all additional notices to third parties and take other action reasonably required to be or taken by it under any authorization, lease, note, mortgage, indenture, agreement or other instrument or any law, rule, regulation, demand or court or administrative order in connection with the transactions contemplated by this Agreement.

                  5.3. Further Assurances. Each party agrees to cooperate with each other and their respective officers, employees, attorneys, accountants and other agents, and, generally, do such other acts and things in good faith as may be reasonable or appropriate to timely effectuate the intents and purposes of this Agreement and the consummation of the transactions contemplated hereby, including, but not limited to, taking any action to facilitate the filing any document or the taking of any action to assist the other parties hereto in complying with the terms of Sections 5.1 and 5.2 herein.

                  5.4. Board Designees.

                  (a) In addition to the rights granted to Warburg pursuant to the 2002 Purchase Agreement and Section 9(e) of the Series A Preferred Certificate of Designations, and as shall be provided for in Section 9(e) of the Series B Preferred Certificate of Designations, Warburg and Broadview shall each have the exclusive right to appoint one (1) director (each, a "Board Designee") to the Board of Directors for so long as (i) Warburg or Broadview, as the case may be, Beneficially Owns an aggregate principal amount of the Amended Notes equal to at least twenty-five percent (25%) of the aggregate principal amount of the Amended Notes originally issued to Warburg or Broadview, as the case may be, pursuant to this Agreement or (ii) Warburg or Broadview, as the case may be, Beneficially Owns at least twenty-five percent (25%) of the shares of the Preferred Stock issued to Warburg or Broadview pursuant to this Agreement upon exchange of the Notes (including as owned and outstanding for this purpose shares of Common Stock issuable upon conversion of the shares of Preferred Stock issuable to the Purchasers upon exchange for the Notes and the shares of Common Stock issuable upon exercise of the Warrants). The Board Designees shall be duly appointed in accordance with the Company's By-laws, Certificate of Incorporation and the General Corporation Law of Delaware. The Warburg Board Designee and the Broadview Board Designee so elected shall serve as a Class III Director and Class II Director, respectively (each as designated in the Company's Certificate of Incorporation), and until their respective successor is elected and qualified. For so long as such membership does not conflict with any applicable law or regulation or listing requirement of Nasdaq (as determined in good faith by the Board of Directors of the Company), the Board Designees shall serve as a member of the Audit Committee, Compensation Committee and each other principal committee of the Board of Directors. Any vacancy in the position of the Board Designee appointed by Warburg and the Board Designee appointed by Broadview may be filled only by Warburg and Broadview, respectively. Each of the Board Designee appointed by Warburg and the Board Designee appointed by Broadview may, during his or her term of office, be removed at any time, with or without cause, by and only by Warburg and Broadview, respectively, at a special meeting called for such purpose or by written consent of Warburg and Broadview, respectively. Any vacancy created by such removal may also be filled at such meeting or by such consent.

                  (b) In addition to the Board Designee, each party hereby agrees that following the Initial Closing, Warburg shall have the right to have one observer (the "Board Observer") attend the meetings of the Board of Directors as provided in Section 5.4(b) of the 2002 Purchase Agreement.

                  (c) Pursuant to the terms of the Original Agreement, Warburg designated Jeffrey A. Harris as its initial Board Designee whose term commenced in accordance with Section 5.4(a). Pursuant to the terms of the Original Agreement, Broadview designated Steven Brooks as its initial Board Designee whose term commenced in accordance with Section 5.4(a).

                  (d) For so long as Warburg and/or Broadview have the right to designate a Board Designee pursuant to Section 5.4(a) herein, each Board Designee and the Board Observer shall receive a copy of all materials distributed to the Board of Directors, whether provided to the Board of Directors in advance of, during or after any meeting of the Board of Directors, regardless of whether such Board Designee or Board Observer shall be in attendance at any such meeting, provided, however; that the Company has the right to withhold any information from the Board Observer and to exclude the Board Observer from any meeting or portion thereof if access to such information or attendance at such meeting could:

                  (i) in the reasonable judgment of the Company's outside counsel, adversely affect the attorney client privilege between the Company and its counsel;

                  (ii) cause the Board of Directors to breach its fiduciary duties; or

                  (iii) result in a conflict between the interests of the Company, on the one hand, and those of the Board Observer or any of its affiliates, on the other hand.

The Company will use its reasonable best efforts to ensure that any withholding of information or any restriction on attendance is strictly limited only to the extent necessary set forth in the preceding sentence.

                  (e) Each Board Designee and the Board Observer shall be reimbursed for out-of-pocket expenses incurred in connection with participation as a member or observer, as the case may be, of the Board of Directors in a manner consistent with the Company's policies for reimbursing other outside members of the Board of Directors. In addition, each Board Designee shall be entitled to the same compensation paid to other outside members of the Board of Directors in his or her capacity as a director, which compensation shall be assignable to Warburg and Broadview.

                  (f) For so long as Warburg and/or Broadview have the rights to appoint the Board Designees pursuant to (i) Section 5.4(a) herein and/or Section 9(e) of the Series B Preferred Certificate of Designations or (ii) Section 5.4(a) of the 2002 Purchase Agreement and Section 9(e) of the Series A Preferred Certificate of Designations, there shall be no greater than nine (9) members on the Board of Directors at all times. The size of the Board of Directors shall not be increased by any election by Warburg and Broadview to appoint their respective Board Designees pursuant to Section 5.4(a) herein or Section 5.4(a) of the 2002 Purchase Agreement and Section 9(e) of the Series A Preferred Certificate of Designations.

                  5.5. Series B Preferred Certificate of Designations. The Company shall file the Series B Preferred Certificate of Designations with the Secretary of State of the State of Delaware, and satisfactory evidence of such filing shall be delivered to the Purchasers within two Business Days following receipt of Stockholder Approval.

                  5.6. Covenant Pending Each Closing. Between the date of this Agreement and the date of each Closing, the Company will promptly advise each Purchaser of any action or event of which it becomes aware which has the effect of making incorrect, in any material respect, any of the Company's representations or warranties or which has the effect of rendering any of the Company's covenants incapable of performance.

                  5.7. Proxy Statement. The Company shall use its reasonable best efforts to supplement, as promptly as practicable after the date hereof but in no event later than ten (10) Business Days after the date hereof, the proxy statement and related materials dated September 8, 2003 with respect to the meeting of the stockholders for the purpose of approving the Special Meeting Proposals. Thereafter, the Company shall as promptly as possible file with the SEC the definitive proxy statement and acting through its Board of Directors,
(i) call a Special Meeting to be held at the earliest practicable date but in no event later than November 30, 2003, for the sole purpose of voting upon the Special Meeting Proposals and (ii) include in the supplement to the proxy statement the recommendation of its Board of Directors that holders of the Common Stock approve the Special Meeting Proposals; provided, however, that the Board of Directors may withdraw or adversely modify their recommendation of the Special Meeting Proposals if the Board of Directors determines in good faith (after consultation with its financial advisors and legal counsel) that from a financial point of view to the stockholders of the Company, based solely on facts or conditions arising after the date hereof, that the issuances referred to in clause (i) above are not in the best interests of the Company's stockholders. In the event that the Board of Directors withdraws or adversely modifies its recommendation of the Special Meeting Proposals, the Company shall pay to the Purchasers, based upon their pro rata percentage of the aggregate Purchase Price and in immediately available funds, the Incremental Interest as liquidated damages, payable within two (2) Business Days of such withdrawal or modification, as set forth in Section 7(b) of the Notes. Neither prior to nor at the Special Meeting shall the Company put forth any matter, other than the Special Meeting Proposals, to the holders of Common Stock for their approval without the prior written consent of the Purchasers.

                  5.8. Subscription Right.

                  (a) If at any time after the date hereof, and for so long as a Purchaser Beneficially Owns (i) an aggregate principal amount of the Amended Notes equal to at least twenty-five percent (25%) of the aggregate principal amount of the Amended Notes originally issued to such Purchaser pursuant to this Agreement or (ii) at least twenty-five percent (25%) of the shares of Common Stock issuable to such Purchaser pursuant to this Agreement and the 2002 Purchase Agreement (including upon conversion of the shares of the Preferred Stock issuable upon exchange of the Notes and the Series A Preferred, and upon exercise of the Warrants and Existing Warrants), the Company proposes to issue equity securities of any kind (the term "equity securities" shall include for these purposes any warrants, options or other rights to acquire equity securities and debt securities convertible into equity securities) of the Company, other than (i) shares of Common Stock issuable upon (A) conversion of the shares of the Preferred Stock issuable upon exchange of the Notes or Series A Preferred, or (B) upon exercise of the Warrants or the Existing Warrants, (ii) shares of Preferred Stock issuable upon exchange of the Notes, (iii) the Warrants, (iv) shares of Common Stock issued to the public in a firm commitment underwriting pursuant to a registration statement filed under the Securities Act with anticipated gross proceeds to the Company of at least $20 million, (v) shares of Common Stock issued in connection with bona fide acquisitions, mergers, joint venture or similar transactions, the terms of which are approved by the Board of Directors, (vi) shares of Common Stock issued pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of the employees of the Company or its subsidiaries, duly adopted by the Board of Directors, (vii) shares of Common Stock issuable upon exercise of that certain warrant to purchase 1,080,000 shares of Common Stock issued to Motorola, Inc. on September 9, 2003, (viii) any equity securities, debt securities convertible into equity securities and the equity securities issued upon the conversion thereof, issued in settlement of litigation, provided such settlement is approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement, or (ix) pursuant to the terms of this Agreement, then, as to each Purchaser, the Company shall:

                  (i) give written notice to such Purchaser (no less than ten
(10) Business Days prior to the closing of such issuance) setting forth in reasonable detail (A) the designation and all of the terms and provisions of the securities proposed to be issued (the "Proposed Securities"), including, where applicable, the voting powers, preferences and relative participating, optional or other special rights, and the qualification, limitations or restrictions thereof and interest rate and maturity; (B) the price and other terms of the proposed sale of such securities; (C) the amount of the Proposed Securities; and
(D) such other information as such Purchaser may reasonably request in order to evaluate the proposed issuance; and

                  (ii) offer to issue and sell to such Purchaser, on such terms as the Proposed Securities are issued and upon full payment by such Purchaser, a portion of the Proposed Securities equal to a percentage determined by dividing
(A) the number of shares of Common Stock Beneficially Owned by such Purchaser by
(B) the total number of shares of Common Stock then outstanding, including for purposes of this calculation all shares of Common Stock issuable upon conversion or exercise in full of any convertible or exercisable securities (other than employee stock options) then outstanding.

                  (b) Each Purchaser must exercise its purchase rights hereunder within ten (10) Business Days after receipt of such notice from the Company. To the extent that the Company offers two or more securities in units, each Purchaser must purchase such units as a whole and will not be given the opportunity to purchase only one of the securities making up such unit. The closing of the exercise of such subscription right shall take place simultaneously with the closing of the sale of the Proposed Securities giving rise to such subscription right.

                  (c) Upon the expiration of the 10-Business Day offering period described above, the Company will be free to sell such Proposed Securities that the Purchasers have not elected to purchase during the ninety (90) days following such expiration on terms and conditions no more favorable to the purchasers thereof than those offered to the Purchasers. Any Proposed Securities offered or sold by the Company after such 90 day period must be reoffered to the Purchasers pursuant to this Section 5.8.

                  (d) The election by any Purchaser not to exercise its subscription rights under this Section 5.8 in any one instance shall not affect its right (other than in respect of a reduction in its percentage holdings) as to any subsequent proposed issuance. Any sale of such securities by the Company without first giving each Purchaser the rights described in this Section 5.8 shall be void and of no force and effect.

                  (e) Each of the Company, Warburg and Broadview hereby agree that, effective as of the date hereof, Section 5.7 of the 2002 Purchase Agreement shall be null and void and of no further force and effect and that the rights of the parties thereunder shall be governed by the provisions set forth in this Section 5.8.

                  5.9. Standstill. In the event that at any time following the date hereof until July 22, 2007, Warburg and any of its Affiliates own more than forty-five percent (45%) of the issued and outstanding voting securities of the Company (the "Voting Stock"), Warburg agrees that (i) it shall be entitled to vote (or take action by written consent in respect of) not more than forty-five percent (45%) of the issued and outstanding shares of Voting Stock and (ii) it will abstain from voting any shares in excess of forty-five percent (45%) of the Voting Stock. Warburg further agrees that until July 22, 2007, except among Warburg and any of its Affiliates, it shall not form, join or in any way participate in a "group" (within the meaning of Section 13(d)(3) of the Exchange
Act) with respect to the Voting Stock.

                  5.10. Nominating Committee; Agreement to Vote. For so long as a Purchaser is subject to Section 5.8 herein, such Purchaser and such Purchaser's designees on the Board of Directors shall vote (i) in favor of the establishment of a nominating committee of the Board of Directors consisting entirely of Independent Directors and (ii) if necessary to comply with applicable requirements of federal law, state law, or Nasdaq relating to the Board of Directors, in favor of an increase in the number of authorized members of the Board of Directors such that a majority of the members of the Board of Directors are Independent Directors. At or with respect to any election of one or more directors (including to fill any vacancy on the Board of Directors), for so long as a Purchaser is subject to Section 5.8 herein, such Purchaser shall vote all of its shares of Common Stock and/or shares of Series A Preferred and/or shares of Preferred Stock in favor of the election of any nominee to the Board of Directors whose nomination was approved by the unanimous consent of the Board of Directors.

                  5.11. Affirmative Covenants in Connection with the Sale of the Notes. The Company agrees that, until the earlier of (i) such date that all Notes are exchanged by the holders thereof in accordance with Section 5.13 or
(ii) the date upon which all Obligations are satisfied in full, the Company will perform and observe all of the provisions contained in this Section 5.11.

                  (a) Notice. The Company shall notify the Purchasers promptly, but in any event within two (2) Business Days of its discovery thereof, (i) whenever any Event of Default occurs, (ii) whenever any action, suit or proceeding is commenced by or against the Company which, if adversely determined, would, or would be reasonably likely to, result in a Material Adverse Effect and (iii) whenever any Material Adverse Effect occurs.

                  (b) Continued Existence; Compliance with Law. The Company shall comply in all respects with its Certificate of Incorporation. The Company shall preserve, renew and keep in full force and effect its existence as a corporation and its material rights, licenses, certificates, and permits and shall comply in all material respects with all laws, rules, regulations, ordinances, orders and judgments applicable to it. The Company will obtain, renew and extend all of the foregoing rights, certificates, permits, licenses, certificates of compliance and the like which may be necessary for the continuation of the operation of its business as currently conducted and will give prompt written notice to the Purchasers of (i) any citation or order relating thereto, (ii) any lapse, suspension, revocation, rescission or other termination thereof, (iii) any alleged breach or violation thereof by the Company or any other Person, (iv) any proceeding relating thereto or (v) any refusal of any Person to grant or extend the same.

                  (c) Maintenance of Property. The Company shall at all times maintain and preserve its property in good working order, condition and repair, normal wear and tear excepted, and shall pay and discharge, or cause to be paid and discharged when due, the cost of repairs to or maintenance of the same unless such cost of repairs is contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and its independent accountants.

                  (d) Title to Property. All property, whether real or personal, owned by the Company shall be held in the name of the Company unless otherwise approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

                  (e) Information and Inspection. The Company shall furnish to the Purchasers from time to time, upon request, financial statements of the Company and information pertaining to any covenant, provision or condition hereof. At all reasonable times and as often as the Purchasers may reasonably request, upon reasonable notice, the Company shall permit any authorized representative designated by the Purchasers to visit and inspect any of the properties of the Company and to take extracts therefrom and to discuss the Company's affairs, finances and accounts with the management of the Company and the Company's independent auditors.

                  (f) Insurance. The Company will maintain or cause to be maintained on all insurable properties now or hereafter owned by the Company insurance against loss or damage by fire or other casualty to the extent customary with respect to like properties of companies conducting similar businesses, and will maintain or cause to be maintained public liability and workers' compensation insurance insuring the Company to the extent customary with respect to companies conducting similar businesses and, upon request, will furnish to the Purchasers satisfactory evidence of the same. The Company shall also maintain such other insurance as may be reasonably requested by the Purchasers.

                  (g) Payment of Taxes. The Company will pay and discharge promptly as they become due and payable all Taxes, assessments and other governmental charges or levies imposed upon it or its income or any of its property or assets, or any part thereof, as well as all lawful claims of any kind (including claims for labor, materials and supplies) which, if unpaid, might by law become a Lien upon its property; provided that the Company shall not be required to pay any Taxes, assessments, charges, levies or claims if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings or other appropriate actions promptly initiated and diligently conducted and if the Company shall have set aside on its books such reserves, if any, with respect thereto as are required by GAAP and deemed appropriate by the Company and its independent accountants.

                  (h) Payment of Other Indebtedness, Etc. Except as to (i) matters being contested in good faith and by appropriate proceedings or other appropriate action or (ii) trade payables, the Company will pay promptly when due, or in conformance with the Company's customary practices, all other material indebtedness, liabilities and obligations incident to the conduct of its business.

                  5.12. Negative Covenants in Connection with the Sale of the Notes. The Company agrees that, until the earlier of (i) such date that all Notes are exchanged by the holders thereof in accordance with Section 5.13 or
(ii) the date upon which all Obligations are satisfied in full, the Company shall not, directly or indirectly, take any of the actions set out in this
Section 5.12; provided, however, that nothing contained in this Section 5.12 shall prohibit the Company's Board of Directors from engaging in any action in connection with or directed toward a merger, acquisition or strategic financing transaction, subject to the Company's obligations under Section 6(b) of the Notes.

                  (a) Liabilities. The Company shall not incur, create, assume or permit to exist any Liabilities, except: (i) Liabilities existing on the date hereof; (ii) Liabilities arising hereunder or any other Liabilities owed to the Purchasers under the Loan Documents; (iii) trade accounts payable and other unsecured Liabilities incurred and payable in the ordinary course of business;
(iv) Liabilities for Taxes, assessments, franchise fees, governmental charges, Liens or similar claims to the extent that payment thereof shall not be required to be made by the provisions hereof; (v) purchase money Liabilities relating to the purchase price of equipment to be used in the business of the Company in an aggregate outstanding amount not to exceed at any one time $1,000,000; (vi) any renewals, extensions, substitutions, refinancings or replacements of any Liability otherwise permitted hereunder so long as (1) the aggregate amount of Liabilities represented thereby is not increased by such renewal, extension, substitution, refinancing or replacement, (2) the average life and the date such Liability is scheduled to mature are not shortened, (3) the new Liability shall not be senior in right of payment to the Liability that is being extended, renewed, substituted, refinanced or replaced and (4) the terms and conditions of such Liability are not more onerous to the Company in any material respect than the terms and conditions of the Liability renewed, extended, substituted, refinanced or replaced; (vii) any Liabilities the net proceeds of which are used to repay the Notes in their entirety; or (viii) any Liabilities arising under the SVB Agreements; (ix) Liabilities owed by the Company to any of its subsidiaries or owed by any of its subsidiaries to any other of its subsidiaries or to the Company; (x) Liabilities incurred in connection with restructuring plans publicly disclosed by the Company, including Liabilities associated with terminating the Company's lease obligation under the Soquel Letter Agreement;
(xi) Liabilities incurred in connection with the Symbol patent infringement litigation that do not constitute a Material Adverse Change; or (xii) Liabilities incurred in connection with any settlement of litigation that is approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

                  (b) Guaranties. The Company shall not pledge its credit or property in any manner, or otherwise become responsible, for the payment or other performance of the Liabilities or other obligations of another Person and shall not act as a guarantor (whether of payment or of collection), surety, co-maker or endorser for, or agree conditionally or otherwise to make any purchase, loan or investment in order thereby to enable, another Person to prevent or correct a default of any kind, except endorsements of negotiable instruments for collection in the ordinary course of business.

                  (c) Notes, Accounts Receivable and Claims. The Company shall not sell, discount or otherwise dispose of any material note or material account receivable, with or without recourse, except for collection in the ordinary course of business or in connection with the SVB Agreements or the David King indebtedness; fail to assert timely any material claim, cause of action or contract right that it possesses against any third party; nor agree to settle or compromise any such claim, cause of action or contract right except for (i) settlements or compromises made in the reasonable exercise of business judgment in the ordinary course of business or
(ii) in connection with any settlement of litigation that is approved by Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

                  (d) Disposal of Assets. The Company shall not sell, lease, transfer, assign or otherwise dispose of any material part of its assets to any Person, except for sales, leases, transfers, assignments or other dispositions made: (i) in the ordinary course of business; (ii) in connection with the restructuring plans publicly disclosed by the Company, (iii) in connection with the SVB Agreements; (iv) in connection with the David King indebtedness more fully described on Schedule 5.12; or (v) in connection with a sale of the property located at 305 Soquel Way, Sunnyvale, California unanimously approved by the Board of Directors.

                  (e) Amendment of Governing Documents. The Company shall not amend or modify its Certificate of Incorporation or By-laws in any respect which would have a material adverse effect upon the Purchasers' rights and remedies under the Loan Documents.

                  (f) Reorganizations; Acquisitions. The Company shall not be a party to any recapitalization or purchase all or a substantial part of the capital stock, partnership interests or assets of any Person or any division or business unit of any Person unless such transaction is unanimously approved by the Board of Directors.

                  (g) Liens. The Company shall not suffer or permit any property or asset now owned or hereafter acquired by it to be or become encumbered by any Lien other than Permitted Liens.

                  (h) Capital Distributions. The Company shall not make any capital distributions, or pay or declare any dividend or distribution, except
(i) in connection with a stock split or combination, (ii) in accordance with this Agreement and/or the 2002 Purchase Agreement or (iii) for dividends or distributions by the subsidiaries of the Company to the Company.

                  (i) Transactions with Affiliates. Except in connection with the Loan Documents, the Company shall not pay any management or other fee to, or, except in the ordinary course of business with its subsidiaries, enter into any transaction with, any Affiliate.

                  (j) Amendments or Waivers. Except with respect to the SVB Agreements, the Company shall not amend or cancel or consent to the amendment or cancellation of any contract (or waive a right thereunder) in any manner that might have the effect of materially and adversely (a) affecting its financial condition, (b) affecting the rights of the Purchasers under the Loan Documents or (c) decreasing or adversely affecting the value of the collateral securing the Obligations.

                  (k) Accounting Matters. Except upon thirty (30) days' written notice, the Company shall not change its fiscal year or accounting practices.

                  (l) Subsidiaries. The Company shall not form or acquire or cause to be formed or acquired any Subsidiary, except in the ordinary course consistent with past practice.

                  (m) Investments. The Company shall not make any investments other than investments in cash equivalents, except in the ordinary course consistent with past practice or as otherwise approved by the Board of Directors and the Purchasers holding at least a majority of the outstanding aggregate principal amount of the Notes issued pursuant to this Agreement.

                  (n) Indirect Actions. The Company shall not permit any of its subsidiaries to take any of the actions set forth in this Section 5.12 nor permit any of the conditions set forth in this Section 5.12 to occur with respect to its subsidiaries; provided, however, that with respect to Section 5.12(b), Purchasers acknowledge and consent to the secured guaranties issued by certain of the Company's subsidiaries for the benefit of SVB, and consent to any related arrangements for the benefit of SVB approved by the Board.

                  5.13. Exchange of Notes for Preferred Stock.

                  (a) At each Purchaser's option, at any time, and from time to time, upon the later of (i) Stockholder Approval and (ii) to the extent required, the date any applicable waiting period under the HSR Act shall have expired or notice of early termination of such waiting period shall have been received by the Company and the Purchasers, all or any portion of the outstanding principal and accrued but unpaid interest then outstanding on such Purchaser's Notes may be exchanged for such number of shares of Preferred Stock as shall be equal to the quotient obtained by dividing the aggregate outstanding principal balance plus any accrued but unpaid interest then outstanding on such Purchaser's Notes or the portion thereof to be exchanged by $100.00. If Stockholder Approval at the Special Meeting is not obtained, then the Purchasers shall not have the option to, and the Company shall not be required to, exchange all or any portion of the outstanding principal and accrued but unpaid interest then outstanding on the Notes for shares of Preferred Stock.

                  (b) If a Purchaser elects to exchange all or any portion of the outstanding principal balance and accrued but unpaid interest on such Purchaser's Note, the Purchaser shall give notice to the Company of the principal amount of the Note and/or accrued but unpaid interest thereon to be exchanged and the name(s) in which the certificate(s) for the shares of Preferred Stock are to be issued. If at the time of exchange of the Notes for shares of Preferred Stock there are insufficient authorized shares of Preferred Stock to permit exchange in full of the Notes proposed to be so exchanged, then the Company shall take all corporate action necessary to authorize a sufficient number of shares of Preferred Stock to permit such exchange in full. No fractional shares of the Preferred Stock will be issued upon exchange of the Notes. In lieu of any fractional share to which the Purchaser would otherwise be entitled, the Company will pay to the Purchasers in cash the amount of the unexchanged principal balance plus accrued but unpaid interest then outstanding on the Notes that would otherwise be exchanged for such fractional share. Upon exchange of the Notes, the Purchasers shall surrender the Notes, duly endorsed, at the principal offices of the Company or any transfer agent of the Company. At its expense, the Company will, as soon as practicable thereafter, issue and deliver to such Purchasers, at such principal office, a certificate or certificates for the number of shares to which each such Purchaser is entitled upon such exchange, together with other securities and property to which such Purchaser is entitled upon such exchange under the terms of its Note, including a check payable to such Purchaser for any cash amounts payable as described herein. Upon exchange of the Notes and payment for fractional shares as provided above, the Company will be forever released from all of its payment obligations and liabilities under the Notes with regard to that portion of the principal and accrued but unpaid interest being exchanged.

                  5.14. Stock Options. From and after the Closing Date, the Company agrees that in the event the Company grants any stock options, stock grants or similar rights under the terms of (i) the Company's 1995 Long-Term Incentive Plan (the "1995 Plan"), (ii) Proxim, Inc.'s 1999 Nonstatutory Stock Option Plan (the "1999 NSO Plan"), (iii) the 1999 Proxim Corporation Stock Incentive Plan (the "1999 Plan") or (iv) the Company's 2001 Stock Bonus Plan for Non-Officer Employees (the "2001 Plan" and collectively with the 1995 Plan, the 1999 NSO Plan and the 1999 Plan, the "Plans"), the Company shall, and shall cause the applicable plan administrator to, ensure that the transactions contemplated by the terms of this Agreement and the other Transaction Documents shall not at any time constitute a Change of Control (as defined in the 1995 Plan, 1999 NSO Plan, 1999 Plan or 2001 Plan, as the case may be) under the relevant plan or any of the relevant agreements governing any such option, stock grant or similar right. The Company acknowledges and agrees that the consummation of the transactions contemplated by this Agreement and the other Transaction Documents do not, and will not at any time, constitute a Change of Control (as defined in the 1999 Plan or 2001 Plan, as the case may be) under the terms of the 1999 Plan or 2001 Plan.

                  6. Conditions Precedent.

                  6.1. Conditions to the Obligation of the Purchasers to Consummate the Initial Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at the Initial Closing and, if applicable, to purchase and pay for the New Notes being purchased by it at such Initial Closing pursuant to this Agreement, are subject to the satisfaction of the conditions precedent set forth in this Section 6.1.

                  (a) The representations and warranties contained herein of the Company shall be true and correct on and as of the Initial Closing Date with the same force and effect as though made on and as of the Initial Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.1(a), in the case of any representation and warranty of the Company contained herein (i) which is qualified by application thereto by a Material Adverse Effect standard, such representation and warranty need be true and correct by application thereto only of a Material Adverse Change standard, (ii) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (iii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

                  (b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to the Initial Closing Date.

                  (c) Each Purchaser shall have received a certificate, dated the Initial Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.1(a) and (b) have been fulfilled.

                  (d) Each Purchaser shall have received from the Company's counsel, Wilson Sonsini Goodrich & Rosati, an opinion in form and substance reasonably satisfactory to the Purchasers.

                  (e) There shall not have been any Material Adverse Change since the Announcement Date.

                  (f) All corporate and other proceedings to be taken by the Company in connection with the transactions contemplated hereby and all documents incident thereto shall be reasonably satisfactory in form and substance to the Purchasers and the Purchasers shall have received all such counterpart originals or certified or other copies of such documents as it may reasonably request.

                  (g) The Company and the Collateral Agent, on behalf of the Purchasers, and the Purchasers with respect to Articles X and XI thereof, shall have entered into the Pledge and Security Agreement.

                  (h) The Collateral Agent, on behalf of the Purchasers, SVB, the Company and the Guaranteeing Subsidiaries shall have entered into the Intercreditor Agreement and all consents identified on Schedule 6.1(h) of the Disclosure Schedule shall have been obtained, including all consents and waivers required from SVB in connection with the transactions contemplated in the Loan Documents.

                  (i) All UCC filings and filings shall have been made in the United States Patent and Trademark Office in connection with the creation and perfection of the security interests in and Liens on the Collateral granted pursuant to the Loan Documents.

                  (j) Nasdaq shall have approved of and consented to the transactions contemplated hereby.

                  (k) To the extent the Company and the Purchasers agree is reasonably required, the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

                  (l) The cancellation of the July 2003 Notes and the issuance of the Amended Notes and, to the extent applicable, the purchase of and payment for the New Notes as of such Initial Closing shall not be prohibited or enjoined by any law, court order or government regulation.

                  6.2. Conditions to the Obligation of the Company to Consummate the Initial Closing. The obligation of the Company to consummate the transactions to be consummated at the Initial Closing, and to issue and sell to each Purchaser the Notes to be purchased by it at the Initial Closing pursuant to this Agreement, is subject to the satisfaction of the conditions precedent set forth in this Section 6.2.

                  (a) The representations and warranties contained herein of such Purchaser shall be true and correct on and as of the Initial Closing Date, with the same force and effect as though made on and as of Initial Closing Date (it being understood and agreed by the Company that, in the case of any representation and warranty of such Purchaser contained herein which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects).

                  (b) Such Purchaser shall have performed in all material respects all obligations and conditions herein required to be performed or observed by such Purchaser on or prior to the Initial Closing Date.

                  (c) To the extent the Company and the Purchasers agree is reasonably required, the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

                  Each Purchaser's obligations under this Section 6.2 shall be several and independent from the obligations of each other Purchaser; and the failure by any Purchaser to fulfill or comply with any of the conditions set forth in this Section 6.2 shall not affect the obligations of the Company to any other Purchaser to consummate the transactions contemplated by this Agreement.

                  6.3. Conditions to the Obligations of the Purchasers to Consummate each Subsequent Closing. The several obligations of each Purchaser to consummate the transactions to be consummated at each Subsequent Closing, and to purchase and pay for the New Notes being purchased by it at each such Subsequent Closing pursuant to this Agreement, are subject to the satisfaction of the conditions precedent set forth in this Section 6.3.

                  (a) The representations and warranties contained herein of the Company shall be true and correct on and as of each Subsequent Closing Date with the same force and effect as though made on and as of each Subsequent Closing Date (it being understood and agreed by each Purchaser that for purposes of this Section 6.3(a), in the case of any representation and warranty of the Company contained herein (i) which is qualified by application thereto by a Material Adverse Effect standard, such representation and warranty need be true and correct by application thereto only of a Material Adverse Change standard, (ii) which is not hereinabove qualified by application thereto of a materiality standard, such representation and warranty need be true and correct only in all material respects or (iii) which is made as of a specific date, such representation and warranty need be true and correct only as of such specific date).

                  (b) The Company shall have performed in all material respects all obligations and conditions herein required to be performed or observed by the Company on or prior to each Subsequent Closing Date.

                  (c) Each Purchaser shall have received a certificate, dated the Subsequent Closing Date, signed by each of the President and the Chief Financial Officer of the Company, certifying on behalf of the Company that the conditions specified in the foregoing Sections 6.3(a) and (b) have been fulfilled.

                  (d) To the extent required, the waiting period under the HSR Act shall have expired or notice of early termination of the waiting period shall have been received by the Company and the Purchasers.

                  (e) There shall not have been any Material Adverse Change since the Initial Closing.

                  (f) The Company shall not have (i) commenced any voluntary proceeding under any provision of Title 11 of the Bankruptcy Code, as now or hereafter amended, or any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness; (ii) made any assignment for the benefit of creditors or a composition or similar arrangement with such creditors; (iii) appointed a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets; and (iv) shall not have had any involuntary proceeding of the kind described in subsections (i)-(iv) of this Section 6.5(g) commenced against it.

                  (g) The purchase of and payment for the New Notes as of such Subsequent Closing shall not be prohibited or enjoined by any law, court order or government regulation.

                  7. Registration of the Securities; Compliance with the Securities Act.

                  7.1. Securities Law Transfer Restrictions. No Purchaser shall sell, assign, pledge, transfer or otherwise dispose of or encumber any of the Securities being purchased by it hereunder unless the transferee agrees in writing to be bound by the terms of this Agreement and except (i) pursuant to an effective registration statement under the Securities Act or (ii) pursuant to an available exemption from registration under the Securities Act and applicable state securities laws and, if requested by the Company, upon delivery by such Purchaser of an opinion of counsel reasonably satisfactory to the Company to the effect that the proposed transfer is exempt from registration under the Securities Act and applicable state securities laws. The Company shall not register any transfer of the Securities in violation of this Section 7.1. The Company may, and may instruct any transfer agent for the Company to, place such stop transfer orders as may be required on the transfer books of the Company in order to ensure compliance with the provisions of this Section 7.1. Notwithstanding the foregoing, the Notes shall not be transferable without the prior written consent of the Company, except for transfers to Affiliates of the Purchasers that agree not to further transfer the Notes.

                  7.2. Legends. Each certificate representing any of the Securities shall be endorsed with the legend set forth below, and each Purchaser covenants that, except to the extent such restrictions are waived by the Company, it shall not transfer the shares represented by any such certificate without complying with the restrictions on transfer described in this Agreement and the legends endorsed on such certificate:

"THE SECURITIES REPRESENTED BY THIS [CERTIFICATE] [NOTE] [WARRANT] [AND THE SECURITIES ISSUABLE UPON ITS [CONVERSION] [EXCHANGE] [EXERCISE]] HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS."

                  7.3. Registration Procedures and Other Matters. The Company shall:

                  (a) use its reasonable best efforts, subject to receipt of necessary information from each Purchaser for inclusion in such filing, prepare and file with the SEC within 30 days following the filing of its annual report on the Form 10-K with the SEC for 2003, a registration statement on Form S-1, or if available, Form S-3 (the "Registration Statement") covering the Securities held by each Purchaser, or the Holders (defined in Section 7.4 below), from time to time, in compliance with the Securities Act and shall amend the Registration Statement upon the exercise by the Company of the Call Right in accordance with the terms set forth herein;

                  (b) use its reasonable best efforts to cause the Registration Statement to become effective as promptly as practicable after filing, such efforts to include, without limiting the generality of the foregoing, preparing and filing with the SEC any financial statements that are required to be filed prior to the effectiveness of such Registration Statement;

                  (c) use its reasonable best efforts to prepare and file with the SEC such amendments and supplements to the Registration Statement and the prospectus used in connection therewith (the "Prospectus") as may be necessary to keep the Registration Statement continuously effective and free from any material misstatement or omission to state a material fact for a period not exceeding, with respect to each Holder's Securities, the earlier of (i) the date on which each Holder may sell all Securities then held by such Holder without restriction by the volume limitations of Rule 144(e) of the Securities Act or
(ii) such time as all Securities purchased by such Holder have been sold pursuant to a registration statement or are otherwise freely tradeable;

                  (d) furnish to each Holder with respect to the Securities registered under the Registration Statement such number of copies of the Registration Statement, Prospectuses and preliminary prospectuses in conformity with the requirements of the Securities Act and such other documents as such Holder may reasonably request, in order to facilitate the public sale or other disposition of all or any of the Securities by such Holder; provided, however, that the obligation of the Company to deliver copies of Prospectuses or preliminary Prospectuses to such Holder shall be subject to the receipt by the Company of reasonable assurances from such Holder that such Holder will comply with the applicable provisions of the Securities Act and of such other securities or blue sky laws as may be applicable in connection with any use of such Prospectuses or preliminary Prospectuses;

                  (e) file documents required of the Company for normal blue sky clearance in states specified in writing by each Holder and use its reasonable best efforts to maintain such blue sky qualifications during the period the Company is required to maintain the effectiveness of the Registration Statement pursuant to Section 7.3(c); provided, however, that the Company shall not be required to qualify to do business or consent to service of process in any jurisdiction in which it is not now so qualified or has not so consented;

                  (f) bear all expenses in connection with the procedures in this Section 7.3 and the registration of the Securities pursuant to the Registration Statement (provided, that the Holders shall bear the cost of all underwriting discounts and selling commissions and similar fees applicable to the sale of Securities and all fees and expenses of legal counsel for any Holder and all transfer Taxes);

                  (g) advise each Holder promptly after it shall receive notice or obtain knowledge of the issuance of any stop order by the SEC delaying or suspending the effectiveness of the Registration Statement or of the initiation or threat of any proceeding for that purpose; and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued; and

                  (h) use its reasonable best efforts to cause the Common Stock underlying the shares of Preferred Stock and the Warrants to be listed on Nasdaq in connection with the filing of the Registration Statement.

                  Notwithstanding anything to the contrary herein, the Registration Statement shall cover only the Securities.

                  7.4. Transfer of Securities; Suspension.

                  (a) Each Purchaser agrees that in case of any disposition of its Securities not made pursuant to the Registration Statement to (i) a third party who agrees to be bound by the provisions of this Section 7 and makes the representations to the Company contained in Section 4 herein or (ii) its partners as part of a distribution of all or part of the Securities (in each case the "Transferee", and together with the Purchasers, the "Holders"), such Purchaser will promptly notify the Company of any changes in the information set forth in the Registration Statement regarding the Holders or their plans of distribution. The Company agrees, in case of such sale, transfer or distribution (to the extent made in accordance with Section 7.1), to promptly file one or more post-effective amendments to the Registration Statement or a supplement to the related Prospectus, naming each Transferee as a Selling Shareholder in accordance with the provisions of the Securities Act.

                  (b) Except in the event that paragraph (c) below applies, the Company shall (i) prepare and file from time to time with the SEC a post-effective amendment to the Registration Statement or a supplement to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that such Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and so that, as thereafter delivered to the purchasers of Securities being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; (ii) provide each Holder copies of any documents filed pursuant to Section 7.4(b)(i); and (iii) inform each Holder that the Company has complied with its obligations in Section 7.4(b)(i) (or that, if the Company has filed a post-effective amendment to the Registration Statement which has not yet been declared effective, the Company will notify each Holder to that effect, will use its reasonable best efforts to secure the effectiveness of such post-effective amendment as promptly as possible and will promptly notify each Holder pursuant to Section 7.4(b)(i) herein when the amendment has become effective).

                  (c) Subject to paragraph (d) below, in the event (i) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to a Registration Statement or related Prospectus or for additional information; (ii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose;
(iii) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; (iv) of any event or circumstance which, upon the advice of its counsel, necessitates the making of any changes in the Registration Statement or Prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (v) the Company determines in good faith that offers and sales pursuant to the Registration Statement should not be made by reason of the presence of material undisclosed circumstances or developments with respect to which the disclosure that would be required in such a Registration Statement or related Prospectus is premature, would have an adverse effect on the Company or is otherwise inadvisable, then the Company shall deliver a certificate in writing to each Holder (the "Suspension Notice") to the effect of the foregoing and, upon receipt of such Suspension Notice, such Holder will refrain from selling any Securities pursuant to the Registration Statement (a "Suspension") until such Holder's receipt of copies of a supplemented or amended Prospectus prepared and filed by the Company, or until it is advised in writing by the Company that the current Prospectus may be used, and has received copies of any additional or supplemental filings that are incorporated or deemed incorporated by reference in any such Prospectus. In the event of any Suspension, the Company will use its reasonable best efforts to cause the use of the Prospectus so suspended to be resumed as soon as reasonably practicable after the delivery of a Suspension Notice to each Holder. In addition to and without limiting any other remedies (including, without limitation, at law or at equity) available to such Holder, such Holder shall be entitled to specific performance in the event that the Company fails to comply with the provisions of this Section 7.4(c).

                  (d) Notwithstanding the foregoing paragraphs of this Section 7.4, no Holder shall be prohibited from selling Securities under the Registration Statement as a result of Suspensions on more than three occasions of not more than 30 days each in any twelve month period unless, in the good faith judgment of the Board of Directors, upon the written opinion of counsel, the sale of Securities under the Registration Statement in reliance on this paragraph 7.4(d) would be reasonably likely to cause a violation of the Securities Act or the Exchange Act and result in liability to the Company.

                  (e) Provided that a Suspension is not then in effect, each Holder may sell Securities under the Registration Statement, provided that it arranges for delivery of a current Prospectus to the transferee of such Securities. Upon receipt of a request therefor, the Company will provide an adequate number of current Prospectuses to such Holder and to supply copies to any other parties requiring such Prospectuses.

                  (f) Each Holder acknowledges and agrees that the Securities sold pursuant to the Registration Statement are not transferable on the books of the Company unless the stock certificate submitted to the transfer agent evidencing such Securities is accompanied by a certificate reasonably satisfactory to the Company to the effect that (i) the Securities have been sold in accordance with such Registration Statement and (ii) the requirement of delivering a current Prospectus has been satisfied.

                  (g) In the event of a sale of Securities by any Holder pursuant to the Registration Statement, such Holder shall deliver to the Company's transfer agent an appropriate notification of the sale, so that the Securities may be properly transferred.

                  7.5. Company Registration.

                  (a) If the Company shall determine to register any of its equity securities either for its own account or for the account of other stockholders at any time prior to the effectiveness of the Registration Statement, other than (i) a registration relating solely to employee benefit plans, (ii) a registration relating solely to a SEC Rule 145 transaction (iii) a registration relating solely to securities issued in connection with settlement of litigation otherwise approved in the manner specified in Section 5.12(a)(xii), or (iv) a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Securities, the Company will:

                  (i) promptly give to each of the Holders a written notice thereof (which shall include a list of the jurisdictions in which the Company intends to attempt to qualify such securities under the applicable blue sky or other state securities laws); and

                  (ii) if so requested by the Holders of at least fifty-one percent (51%) or more of the Securities (on an as-converted, as exercised basis), include in such registration (and any related qualification under blue sky laws or other compliance), and in any underwriting involved therein, all the Securities specified in a written request or requests made by the Holders within fifteen (15) days after receipt of the written notice from the Company described in clause (i) above, except as set forth in Section 7.5(b) below. Such written request may specify all or a part of the Holders' Securities. In the event any Holder requests inclusion in a registration pursuant to this Section 7.5 in connection with a distribution of Securities to its partners, the registration shall provide for the resale by such partners, if requested by such Holder.

                  (b) Underwriting. If the registration of which the Company gives notice is for a registered public offering involving an underwriting, the Company shall so advise each of the Holders as a part of the written notice given pursuant to Section 7.5(a)(i) herein. In such event, the right of each of the Holders to registration pursuant to this Section 7.5 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Securities in the underwriting to the extent provided herein. The Holders whose shares are to be included in such registration shall (together with the Company and the other stockholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriter or underwriters selected for underwriting by the Company. Notwithstanding any other provision of this Section 7.5, if the representative determines that marketing factors require a limitation on the number of shares to be underwritten, the representative may limit the number of Securities to be included in the registration and underwriting. The Company shall so advise all holders of securities requesting registration, and the number of shares of securities that are entitled to be included in the registration and underwriting shall be allocated in the following manner: The securities, including the Securities, of the Company held by stockholders of the Company (other than securities held by holders who by contractual right demanded such registration and securities to be offered by the Company) shall be excluded from such registration and underwriting to the extent required by such limitation, and, if a limitation on the number of shares permits additional shares to be included in the registration and underwriting, each of the Holders and other holders requesting to have their shares included in such registration will have the right to include such shares in such registration (allocated pro rata among such Holders and holders on the basis of the relative number of shares requested to be registered by such Holders and holders up to the permitted amount). If any of the Holders or any officer, director or other stockholder disapproves of the terms of any such underwriting, he may elect to withdraw therefrom by written notice to the Company and the underwriter. Any Securities or other securities excluded or withdrawn from such underwriting shall be withdrawn from such registration. Notwithstanding the foregoing, if at any time after giving written notice referred to above, and prior to the effective date of the applicable registration statement filed in connection therewith, the Company determines for any reason not to proceed with the proposed registration statement, the Company may, at its election, give written notice of such determination to the Holders that have elected to have their Securities included in such registration and thereupon will be relieved of its obligations to register such Securities in connection with such registration.

                  7.6. Indemnification.

                  (a) For the purpose of this Section 7.6:

                  (i) the term "Selling Stockholder" shall include each Holder and any Affiliate of such Holder; and

                  (ii) the term "Registration Statement" shall include the Prospectus in the form first filed with the SEC pursuant to Rule 424(b) of the Securities Act or filed as part of the Registration Statement at the time of effectiveness if no Rule 424(b) filing is required, exhibit, supplement or amendment included in or relating to the Registration Statement referred to in
Section 7.1.

                  (b) The Company agrees to indemnify and hold harmless each Selling Stockholder and its officers, directors, partners, employees and agents and each underwriter of Securities, if any, and each Person who controls any such underwriter from and against any losses, claims, damages or liabilities to which such Person may become subject (under the Securities Act or otherwise) insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon (i) any untrue statement of a material fact contained in the Registration Statement as amended at the time of effectiveness or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or
(ii) any failure by the Company to fulfill any undertaking included in the Registration Statement as amended at the time of effectiveness, and the Company will reimburse such Selling Stockholder for any reasonable legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim, or preparing to defend any such action, proceeding or claim, provided, however, that the Company shall not be liable in any such case to the extent that such loss, claim, damage or liability arises out of, or is based upon, an untrue statement made in such Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading in reliance upon and in conformity with written information furnished to the Company by or on behalf of such Selling Stockholder specifically for use in preparation of the Registration Statement or the failure of such Selling Stockholder to comply with its covenants and agreements contained in Section 7.4 herein respecting sale of the Securities or any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Selling Stockholder prior to the pertinent sale or sales by the Selling Stockholder. The Company shall reimburse each Selling Stockholder for the amounts provided for herein on demand as such expenses are incurred.

                  (c) Each Selling Stockholder, severally and not jointly, agrees to indemnify and hold harmless the Company (and each Person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or
Section 20 of the Exchange Act, each of its officers, directors, employees and agents from and against any losses, claims, damages or liabilities to which the Company (or any such officer, director, employee, agent or controlling Person) may become subject (under the Securities Act or otherwise), insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of, or are based upon, (i) any failure by a Selling Stockholder to comply with the covenants and agreements contained in Section 7.4 herein respecting the sale of the Securities, or (ii) any untrue statement of a material fact contained in the Registration Statement or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading if and to the extent that such untrue statement or omission was made in reliance upon and in conformity with written information furnished by or on behalf of any Selling Stockholder specifically for use in preparation of the Registration Statement, and each Selling Stockholder, severally and not jointly, will reimburse the Company (or such officer, director, employee, agent or controlling Person), as the case may be, for any legal or other out-of-pocket expenses reasonably incurred in investigating, defending or preparing to defend any such action, proceeding or claim; provided, however, that the obligation of each Selling Stockholder to indemnify the Company (or such officer, director, employee, agent or controlling Person) shall be limited to the net amount received by such Selling Stockholder from the sale of its Securities.

                  (d) Promptly after receipt by any indemnified Person of a notice of a claim or the beginning of any action in respect of which indemnity is to be sought against an indemnifying Person pursuant to this Section 7.6, such indemnified Person shall notify the indemnifying Person in writing of such claim or of the commencement of such action, but the omission to so notify the indemnifying Person will not relieve it from any liability which it may have to any indemnified Person under this Section 7.6 (except to the extent that such omission materially and adversely affects the indemnifying Person's ability to defend such action) or from any liability otherwise than under this Section 7.6. Subject to the provisions hereinafter stated, in case any such action shall be brought against an indemnified Person, the indemnifying Person shall be entitled to participate therein, and, to the extent that it shall elect by written notice delivered to the indemnified Person promptly after receiving the aforesaid notice from such indemnified Person, shall be entitled to assume the defense thereof, with counsel reasonably satisfactory to such indemnified Person. After notice from the indemnifying Person to such indemnified Person of its election to assume the defense thereof, such indemnifying Person shall not be liable to such indemnified Person for any legal expenses subsequently incurred by such indemnified Person in connection with the defense thereof, provided, however, that if there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the indemnified Person, for the same counsel to represent both the indemnified Person and such indemnifying Person or any affiliate or associate thereof, the indemnified Person shall be entitled to retain its own counsel at the expense of such indemnifying Person; provided, further, however, that no indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel (together with appropriate local counsel) for all indemnified parties. In no event shall any indemnifying Person be liable in respect of any amounts paid in settlement of any action unless the indemnifying Person shall have approved the terms of such settlement; provided, however, that such consent shall not be unreasonably withheld. No indemnifying Person shall, without the prior written consent of the indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any indemnified Person is or could have been a party and indemnification could have been sought hereunder by such indemnified Person, unless such settlement includes an unconditional release of such indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  (e) If the indemnification provided for in this Section 7.6 is unavailable to or insufficient to hold harmless an indemnified Person under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying Person shall contribute to the amount paid or payable by such indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative fault of the Company on the one hand and any Purchaser, as well as any other Selling Shareholders under such registration statement on the other in connection with the statements or omissions or other matters which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative fault shall be determined by reference to, among other things, in the case of an untrue statement, whether the untrue statement relates to information supplied by the Company on the one hand or any Purchaser or other Selling Shareholder on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement. The Company and each Purchaser agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Purchasers and other Selling Shareholders were treated as one entity for such purpose) or by any other method of allocation which does not take into account the equitable considerations referred to above in this subsection (e). The amount paid or payable by an indemnified Person as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (e), no Selling Stockholder shall be required to contribute any amount in excess of the amount by which the net amount received by such Selling Stockholder from the sale of the Securities to which such loss relates exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue statement (except in the event of fraud by such Selling Stockholder). No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Selling Stockholder's obligations in this subsection to contribute shall be in proportion to the respective sale of Securities of such Selling Stockholder and shall not be joint with any other Selling Shareholders.

                  (f) The parties to this Agreement hereby acknowledge that they are sophisticated business persons who were represented by counsel during the negotiations regarding the provisions hereof including, without limitation, the provisions of this Section 7.6, and are fully informed regarding said provisions. They further acknowledge that the provisions of this Section 7.6 fairly allocate the risks in light of the ability of the parties to investigate the Company and its business in order to assure that adequate disclosure is made in the Registration Statement as required by the Securities Act and the Exchange Act. The parties are advised that federal or state public policy as interpreted by the courts in certain jurisdictions may be contrary to certain of the provisions of this Section 7.6, and the parties hereto hereby expressly waive and relinquish any right or ability to assert such public policy as a defense to a claim under this Section 7.6 and further agree not to attempt to assert any such defense.

                  7.7. Termination of Conditions and Obligations. The conditions precedent imposed by this Section 7 upon the transferability of the Securities shall cease and terminate as to any particular number of the Securities when such Securities shall have been effectively registered under the Securities Act and sold or otherwise disposed of in accordance with the intended method of disposition set forth in the Registration Statement covering such Securities or at such time as an opinion of counsel reasonably satisfactory to the Company shall have been rendered to the effect that such conditions are not necessary in order to comply with the Securities Act.

                  7.8. Information Available. So long as the Registration Statement is effective covering the resale of Securities owned by each Holder, the Company will furnish to each Holder, upon the reasonable request of such Holder, an adequate number of copies of the Prospectuses to supply to any other party requiring such Prospectuses; and upon the reasonable request of any Purchaser, the President or the Chief Financial Officer of the Company (or an appropriate designee thereof) will meet with such Purchaser or a representative thereof at the Company's headquarters to discuss all information relevant for disclosure in the Registration Statement covering the Securities and will otherwise cooperate with any Holder's conducting an investigation for the purpose of reducing or eliminating such Holder exposure to liability under the Securities Act, including the reasonable production of information at the Company's headquarters; provided, that the Company shall not be required to disclose any confidential information to any holder or meet at its headquarters with any Purchaser until and unless such Holder or Purchaser shall have entered into a confidentiality agreement in form and substance reasonably satisfactory to the Company with the Company with respect thereto.

                  7.9. Delay of Registration. The Holders shall have no right to take any action to restrain, enjoin or otherwise delay any registration pursuant to this Section 7 as a result of any controversy that may arise with respect to the interpretation or implementation of this Agreement.

                  8. [Intentionally Omitted.]

                  9. Miscellaneous Provisions.

                  9.1. Public Statements or Releases. Neither the Company nor any Purchaser shall make any public announcement with respect to the existence or terms of this Agreement or the transactions provided for herein without the prior approval of the other parties, which shall not be unreasonably withheld or delayed. Notwithstanding the foregoing, nothing in this Section 9.1 shall prevent any party from making any public announcement it considers necessary in order to satisfy its obligations under the law or the rules of any national securities exchange, provided such party, to the extent practicable, provides the other parties with an opportunity to review and comment on any proposed public announcement before it is made.

                  9.2. Rights Cumulative. Each and all of the various rights, powers and remedies of the parties shall be considered to be cumulative with and in addition to any other rights, powers and remedies which such parties may have at law or in equity in the event of the breach of any of the terms of this Agreement. The exercise or partial exercise of any right, power or remedy shall neither constitute the exclusive election thereof nor the waiver of any other right, power or remedy available to such party.

                  9.3. Pronouns. All pronouns or any variation thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person, persons, entity or entities may require.

                  9.4. Notices.

                  (a) Any notices, reports or other correspondence (hereinafter collectively referred to as "correspondence") required or permitted to be given hereunder shall be sent by postage prepaid first class mail, courier or facsimile or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder. The date of giving any notice shall be the date of its actual receipt.

                  (b) All correspondence to the Company shall be addressed as follows:

                           Proxim Corporation
                           935 Stewart Drive
                           Sunnyvale, CA  94085
                           Attention:  Chief Financial Officer

                           Facsimile:  (408) 731-3680

                  (c) All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in EXHIBIT A.

                  (d) Any Person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

                  9.5. Captions. The captions and paragraph headings of this Agreement are solely for the convenience of reference and shall not affect its interpretation.

                  9.6. Severability. Should any part or provision of this Agreement be held unenforceable or in conflict with the applicable laws or regulations of any jurisdiction, the invalid or unenforceable part or provisions shall be replaced with a provision which accomplishes, to the extent possible, the original business purpose of such part or provision in a valid and enforceable manner, and the remainder of this Agreement shall remain binding upon the parties hereto.

                  9.7. Confidentiality. Except as and to the extent required by law, each party (the "Recipient") shall not disclose or use, and shall direct its representatives not to disclose or use to the detriment of the other parties hereto (the "Disclosing Party"), any Confidential Information furnished, or to be furnished, by the Disclosing Party or its representatives to the Recipient or its representatives at any time or in any manner other than in connection with the Proposed Transaction. For purposes of this paragraph, "Confidential Information" means any non-public, proprietary or confidential information with respect to a Disclosing Party, unless (a) such information is already known to the Recipient or its representatives or to others not bound by a duty of confidentiality or such other information becomes publicly available through no fault of the Recipient or its representatives, (b) the use of such information is necessary or appropriate in making any filing or obtaining any consent or approval required for the consummation of the Proposed Transaction and the other parties hereto have consented to such disclosure, (c) the information is disclosed to an affiliate of the Recipient in connection with the consummation of the Proposed Transaction or (d) the furnishing of the information is legally required in connection with legal proceedings or by any governmental agency; provided, however, that the party seeking to disclose such information must first provide to the other parties the content of the proposed disclosure, the reasons that such disclosure is required, and the time and places that the disclosure will be made. Upon the written request of the Disclosing Party, the Recipient will promptly return to the Disclosing Party or destroy any Confidential Information in its possession and certify in writing to the Disclosing Party that it has done so.

                  9.8. Governing Law; Injunctive Relief.

                  (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

                  (b) Each of the parties hereto acknowledges and agrees that damages will not be an adequate remedy for any material breach or violation of this Agreement if such material breach or violation would cause immediate and irreparable harm (an "Irreparable Breach"). Accordingly, in the event of a threatened or ongoing Irreparable Breach, each party hereto shall be entitled to seek, in any state or federal court in the State of New York, equitable relief of a kind appropriate in light of the nature of the ongoing or threatened Irreparable Breach, which relief may include, without limitation, specific performance or injunctive relief; provided, however, that if the party bringing such action is unsuccessful in obtaining the relief sought, the moving party shall pay the non-moving party's reasonable costs, including attorney's fees, incurred in connection with defending such action. Such remedies shall not be the parties' exclusive remedies, but shall be in addition to all other remedies provided in this Agreement.

                  9.9. Waiver. No waiver of any term, provision or condition of this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be, or be construed as, a further or continuing waiver of any such term, provision or condition or as a waiver of any other term, provision or condition of this Agreement.

                  9.10. Expenses. The Company shall pay all documented fees and expenses incurred by the Purchasers in connection with the transactions contemplated hereby including, without limitation, all legal, consulting and accounting fees incurred under and in connection with the execution and delivery of the Original Agreement, this Agreement and the other Transaction Documents ("Transaction Fees"). Payments due pursuant to this Section 9.9 will be made at each Closing for all documented fees and expenses incurred but unpaid as of such Closing; provided, that in the event each applicable Closing occurs, or if a Closing does not occur then upon termination of this Agreement, and in any event, any remaining payments will be made not later than 30 days after a bill for such fees and expenses has been sent by the Purchasers to the Company. The Purchasers will be entitled, at their option, to receive payment of the Transaction Fees through a reduction in the aggregate purchase price to be paid by the Purchasers at each Closing.

                  9.11. Assignment. The rights and obligations of the parties hereto shall inure to the benefit of and shall be binding upon the authorized successors and permitted assigns of each party. None of the parties may assign its rights or obligations under this Agreement or designate another Person (i) to perform all or part of its obligations under this Agreement or (ii) to have all or part of its rights and benefits under this Agreement, in each case without the prior written consent of the other parties, provided, however, that the Purchasers shall have the right to assign and transfer all or a portion of its rights and obligations under this Agreement to one or more of their respective Affiliates. In the event of any assignment in accordance with the terms of this Agreement, the assignee shall specifically assume and be bound by the provisions of the Agreement by executing and agreeing to an assumption agreement reasonably acceptable to the Company.

                  9.12. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall be an original, but all of which together shall constitute one instrument

                  9.13. 2002 Purchase Agreement. Except as expressly set forth herein, each party acknowledges and agrees that the 2002 Purchase Agreement shall remain in full force and effect.

                  9.14. Entire Agreement. This Agreement, the Notes and the other Loan Documents constitute the entire agreement between the parties hereto respecting the subject matter hereof and supersedes all prior agreements, negotiations, understandings, representations and statements respecting the subject matter hereof, whether written or oral. No modification, alteration, waiver or change in any of the terms of this Agreement shall be valid or binding upon the parties hereto unless made in writing and duly executed by the Company and Purchasers holding in the aggregate at least a majority of the aggregate principal amount of the Notes or least a majority of the shares of Preferred Stock issued or to be issued pursuant to this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the day and year first above written.

                               PROXIM Corporation


                               By:  /s/ Franco Plastina
                                    -------------------------------
                                    Name: Franco Plastina
                                    Title: President and Chief Executive Officer


                               PURCHASERS:

                               WARBURG PINCUS PRIVATE EQUITY VIII, L.P.

                               By: WARBURG, PINCUS & CO.,
                                      its General Partner

                               By:  /s/ Jeffrey A. Harris
                                   -----------------------
                                    Name: Jeffrey A. Harris
                                    Title: Partner


                               BROADVIEW CAPITAL PARTNERS L.P.

                               By:  Broadview Capital Partners Management LLC
                                        its General Partner

                               By: /s/ Steven D. Brooks
                                   -----------------------
                                    Name: Steven D. Brooks
                                    Title: Managing Director

                               BROADVIEW CAPITAL PARTNERS QUALIFIED
                               PURCHASER FUND L.P.

                               By:  Broadview Capital Partners Management LLC
                                        its General Partner

                               By: /s/ Steven D. Brooks
                                   -----------------------
                                    Name: Steven D. Brooks
                                    Title: Managing Director



     [Signature page to Amended and Restated Securities Purchase Agreement]

                               BROADVIEW CAPITAL PARTNERS AFFILIATES FUND LLC

                               By: Broadview Capital LLC
                                   its Manager

                               By: /s/ Steven D. Brooks
                                   -----------------------
                                    Name: Steven D. Brooks
                                    Title: Managing Director





     [Signature page to Amended and Restated Securities Purchase Agreement]

                                    EXHIBIT A

                             SCHEDULE OF PURCHASERS

                                    Principal Amount        Original Warrant           New Warrant               Maximum
            Purchaser               of Amended Notes      Coverage Issuable upon   Coverage Issuable upon    Commitment Under
        Name and Address                Purchased          Stockholder Approval     Stockholder Approval      the Call Right
                                   -------------------    ----------------------   ----------------------   ------------------
Warburg Pincus Private Equity       $ 26,000,000               15,600,000               5,200,000              $ 8,666,667
VIII, L.P.
466 Lexington Avenue
New York, NY 10017
Attention:  Larry Bettino
Fax No.  212-878-9361

with a copy to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019
Attn:  Steven J. Gartner
          Jeffrey R. Poss
Facsimile:  (212) 728-8111

Broadview Capital                   $    484,000                  290,400                  96,800              $   161,333
Partners L.P.
950 Tower Lane, 18th Floor
Foster City, CA 94404-2130

Broadview Capital                   $  3,502,800                2,101,680                 700,560              $ 1,167,600
Partners Qualified Purchaser
Fund L.P.
950 Tower Lane, 18th Floor
Foster City, CA 94404-2130

Broadview Capital Partners          $     13,200                    7,920                    2640              $     4,400
Affiliates Fund LLC
950 Tower Lane, 18th Floor
Foster City, CA 94404-2130

         TOTAL                      $ 30,000,000               18,000,000               6,000,000              $10,000,000

                                    EXHIBIT B

                              FORM OF AMENDED NOTES











                                  See Exhibit 2

                                    EXHIBIT C

                                FORM OF NEW NOTES











                            (Intentionally Omitted)

                                    EXHIBIT D

           CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS OF THE
                      SERIES B CONVERTIBLE PREFERRED STOCK










                            (Intentionally Omitted)

                                    EXHIBIT E

                            FORM OF ORIGINAL WARRANT








                            (Intentionally Omitted)

                                    EXHIBIT F

                               FORM OF NEW WARRANT












                            (Intentionally Omitted)

                                    EXHIBIT G

           FORM OF AMENDED AND RESTATED PLEDGE AND SECURITY AGREEMENT









                            (Intentionally Omitted)

                                    EXHIBIT H

              FORM OF AMENDED AND RESTATED INTERCREDITOR AGREEMENT







                            (Intentionally Omitted)

                                                                       EXHIBIT 2


THE SECURITIES REPRESENTED BY THIS AMENDED NOTE AND THE SECURITIES ISSUABLE UPON ITS EXCHANGE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR SECURITIES LAWS OF ANY STATE AND MAY NOT BE OFFERED, SOLD, ASSIGNED, PLEDGED TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT OR SUCH LAWS AND, IF REQUESTED BY THE COMPANY, UPON DELIVERY OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT THE PROPOSED TRANSFER IS EXEMPT FROM THE ACT OR SUCH LAWS.

THIS AMENDED NOTE IS SUBJECT TO THE TERMS AND CONDITIONS OF AN AMENDED AND RESTATED INTERCREDITOR AGREEMENT, DATED AS OF OCTOBER __, 2003, BY AND AMONG SILICON VALLEY BANK, WARBURG PINCUS PRIVATE EQUITY VIII, L.P., IN ITS CAPACITY AS COLLATERAL AGENT, PROXIM CORPORATION, PROXIM WIRELESS NETWORKS, INC., WIRELESS HOME CORPORATION AND PROXIM INTERNATIONAL HOLDINGS, INC. (FORMERLY WESTERN MULTIPLEX INTERNATIONAL HOLDINGS, INC.)

                                     FORM OF
                              AMENDED AND RESTATED
                      SECURED SUBORDINATED PROMISSORY NOTE


$___________                                                    October __, 2003

THIS AMENDED AND RESTATED SECURED SUBORDINATED PROMISSORY NOTE (THE "AMENDED NOTE") ISSUED PURSUANT TO THE PURCHASE AGREEMENT (AS DEFINED HEREIN) AMENDS AND RESTATES THAT CERTAIN SECURED PROMISSORY NOTE DATED JULY 30, 2003, PAYABLE BY THE MAKER (AS DEFINED HEREIN) TO THE ORDER OF THE HOLDER (AS DEFINED HEREIN) (THE "ORIGINAL NOTE"). THIS AMENDED NOTE IS NOT INTENDED TO, AND DOES NOT, CONSTITUTE AN INTERRUPTION, SUSPENSION OF CONTINUITY, DISCHARGE OF PRIOR DUTIES, TERMINATION, NOVATION OR SATISFACTION OF THE OBLIGATIONS, INDEBTEDNESS OR LIABILITIES REPRESENTED BY THE ORIGINAL NOTE, OR OF ANY LIENS OR SECURITY INTERESTS SECURING SUCH ORIGINAL NOTE, AND THIS AMENDED NOTE IS ENTITLED TO ALL OF THE RIGHTS AND BENEFITS ORIGINALLY PERTAINING TO THE ORIGINAL NOTE, AS SUCH RIGHTS AND BENEFITS ARE AMENDED AND MODIFIED AS PROVIDED HEREIN AND IN THE OTHER LOAN DOCUMENTS.

                  FOR VALUE RECEIVED, Proxim Corporation, a Delaware corporation (the "Maker" or the "Company"), hereby unconditionally promises to pay to the order of

__________________ (the "Holder"), having an address at ____________________, at such address or at such other place as may be designated in writing by the Holder, or its permitted assigns, the original aggregate principal sum of ______________ ($________.00), together with interest from July 30, 2003 on the unpaid principal balance of this Amended Note outstanding at a rate per annum equal to twenty-five percent (25%) (computed on the basis of the actual number of days elapsed in a 365-day year) per annum and continuing on the outstanding principal until this Amended Note is exchanged pursuant to the terms set forth in the Purchase Agreement or indefeasibly and irrevocably paid in full by the Maker; provided, however, that the interest rate then in effect, as adjusted pursuant to the following paragraph herein (if applicable), shall automatically, and without action by any party, increase by five percent (5%) on the date the Company exercises its Call Right if such exercise occurs prior to Stockholder Approval and the interest rate herein shall thereafter remain at such rate, subject to adjustment as provided below, until the date Stockholder Approval is obtained, and on such date the interest rate, if increased pursuant to the terms of this sentence, shall automatically be decreased by five percent (5%). All payments of principal and interest by the Maker under this Amended Note, including without limitation amounts payable pursuant to Section 6(b), shall be made in cash in immediately available funds on the Maturity Date (as defined in Section 1 below).

                  From and after the Maturity Date, every amount due and owing under this Amended Note shall automatically, and without action by any party hereto, bear interest at an annual rate five percent (5%) above the interest rate otherwise then in effect (the "Default Interest Rate"). Commencing after the Maturity Date, any accrued but unpaid interest on this Amended Note shall be payable on demand and shall accrue until the obligation of the Maker with respect to the payment of such interest has been discharged (whether before or after judgment). In no event shall any interest charged, collected or reserved under this Amended Note exceed the maximum rate then permitted by applicable law and if any such payment is paid by the Maker, then such excess sum shall be credited by the Holder as a payment of principal.

                1. Definitions. Unless the context otherwise requires, when used herein the following terms shall have the meaning indicated:

                  "Amended Note" shall have the meaning ascribed to such term in in the first paragraph herein.

                  "Amended Notes Obligations" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "Blockage Period" shall have the meaning ascribed to such term in Section 8 herein.

                  "Business Day" shall mean any day except a Saturday or Sunday or day on which banking institutions are legally authorized to close in the City of New York.

                  "Call Right" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Change of Control" shall have the meaning ascribed to such term in the Form of Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock, attached as Exhibit D to the Purchase Agreement.

                  "Change of Control Premium Payment" shall have the meaning ascribed to such term in Section 6(b) herein.

                  "Collateral" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "Collateral Agent" shall mean Warburg.

                  "Common Stock" shall mean the class A common stock, par value $.01 per share, of the Maker.

                  "Default Interest Rate" shall have the meaning ascribed to such term in the third paragraph herein.

                  "Default Notice" shall have the meaning ascribed to such term in Section 8 herein.

                  "Event of Default" shall have the meaning ascribed to such term in Section 6(a) herein.

                  "Guaranteeing Subsidiaries" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Holder" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Incremental Interest" shall have the meaning ascribed to such term in Section 6(b) herein.

                  "Loan Document" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Maker" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Material Adverse Change" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Maturity Date" shall mean the earliest of (i) the date on which any Event of Default shall have occurred, (ii) any date on which the Holder shall have demanded payment of this Amended Note pursuant to Section 6(b) herein and (iii) September 30, 2004.

                  "New Notes" shall have the meaning ascribed to such to such term in the Pledge and Security Agreement.

                  "New Noteholders" shall have the meaning ascribed to such term in the Pledge and Security Agreement.

                  "Notes" shall have the meaning ascribed to such terms in the Purchase Agreement.

                  "Original Note" shall have the meaning ascribed to such term in the first paragraph herein.

                  "Pledge and Security Agreement" shall mean the Amended and Restated Pledge and Security Agreement, dated as of October __, 2003, by and among the Maker, the Collateral

Agent and the Purchasers (for the purposes of agreeing to and accepting the provisions set forth in Article X and Article XI therein).

                  "Preferred Stock" shall mean the shares of Series B Convertible Preferred Stock, par value $.01 per share, of the Maker.

                  "Prepayment Notice" shall have the meaning ascribed to such term in Section 4 herein.

                  "Pro Rata Percentage" shall mean with respect to the Holder a percentage equal to a fraction, the numerator of which is the aggregate principal amount of this Amended Note and the denominator of which is the aggregate principal amount of all of the Notes then outstanding.

                  "Purchase Agreement" shall mean the Amended and Restated Securities Purchase Agreement, dated as of October __, 2003 and as that agreement may be amended from time to time, by and among the Maker and the Purchasers.

                  "Purchase Price" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Purchasers" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Representative" means, for purposes of Section 8 herein, any agent or other representative in respect of any Senior Debt; provided that if, and for so long as, any Senior Debt lacks such a representative, then the "Representative" for such Senior Debt shall at all times constitute the holders of a majority in outstanding principal amount of such Senior Debt. The initial "Representative" is Warburg which shall act as such notwithstanding any provision in the Purchase Agreement or the other Loan Documents.

                  "Required Holders" shall mean the holders of at least a majority of the outstanding aggregate principal amount of the Amended Notes.

                  "Senior Debt" shall mean all obligations of the Maker under or in respect of the New Notes, including obligations set forth in the New Notes, the Purchase Agreement, the Pledge and Security Agreement and any of the other Loan Documents, including without limitation obligations for principal, premium, interest, incremental interest, purchase price, fees, costs and expenses, indemnities and reimbursement of advances. "Senior Debt" shall also include the principal of, premium, if any, interest (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate or rates provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law) on, and all other amounts owing in respect of all monetary obligations (including guarantees thereof) of every nature of the Maker under any indebtedness ("New Debt") issued or incurred to refund, refinance, replace or extend the indebtedness ("Old Debt") evidenced by the New Notes, provided that the principal amount of such New Debt does not exceed the principal amount of the Old Debt and the provisions of the New Debt relative to priority, ranking and security of or with respect to the New Debt are substantially the same as the corresponding provisions of the Old Debt.

                  "Special Meeting" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Special Meeting Proposals" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Stockholder Approval" shall have the meaning ascribed to such term in the Purchase Agreement.

                  "Warburg" shall mean Warburg Pincus Private Equity VIII, L.P.

                  "Warrants" shall have the meaning ascribed to such term in the Purchase Agreement.

                2. Amended and Restated Securities Purchase Agreement. This Amended and Restated Secured Subordinated Promissory Note (this "Amended Note") is one of the several Notes (including both subordinated and senior secured promissory notes) of the Maker issued pursuant to the Purchase Agreement. This Amended Note is subject to the terms and conditions of, and entitled to the benefit of, the provisions of the Purchase Agreement. This Amended Note is transferable and assignable to any person to whom such transfer is permissible under applicable law. The Maker agrees to issue from time to time a replacement Amended Note in the form hereof to facilitate such transfers and assignments. In addition, after delivery of an indemnity in form and substance satisfactory to the Maker, the Maker also agrees to issue a replacement Amended Note if this Amended Note is lost, stolen, mutilated or destroyed.

                3. Security. As collateral for the satisfaction of and payment in full of the Maker's Amended Notes Obligations, including the repayment in full of the principal of premium, if any, and interest (including Incremental Interest, if any) on this Amended Note, and all costs of enforcement hereof and thereof, the Maker has granted to the Holder, pursuant to the Pledge and Security Agreement and any intellectual property security agreement executed by the Maker and the Collateral Agent, security interests in the Collateral. As further set forth in the Pledge and Security Agreement, the security interests created thereunder are continuing security interests and shall remain in effect until the earlier of (i) the indefeasible payment in full of the Amended Notes Obligations and (ii) the date this Amended Note is exchanged for shares of Preferred Stock pursuant to the Purchase Agreement.

                4. Payments. This Amended Note may be prepaid in whole or in part at any time or from time to time without premium or penalty after, and only after, the date the Maker's stockholders vote on the Special Meeting Proposals at the Special Meeting, provided, however, that any partial prepayments pursuant to this Section 4 shall be made in an aggregate amount of not less than twenty-five percent (25%) of the original aggregate principal amount of the Amended Notes (or such lesser aggregate principal amount as remains outstanding at the time of prepayment) and any such prepayment must be made on a pro rata basis to all holders of the Amended Notes then outstanding; provided, further, that an Event of Default shall not have occurred prior to the date of prepayment by the Company; provided, further, that the Company shall provide written notice to the Holder setting forth the date of such prepayment (the "Prepayment Notice"), which date shall be at least 10 Business Days from the date of receipt by the Holder of the Prepayment Notice, with the presumption that the Prepayment Notice is received by the Holder within three Business Days of the date of delivery. The Holder may exchange this Amended Note for shares of Preferred Stock in accordance with the terms set forth in Section 5.13 of the Purchase Agreement at any time prior to the prepayment date specified in the Prepayment Notice. Any voluntary prepayment of this Amended Note shall be applied first to the payment of interest (including Incremental Interest, if any) accrued and unpaid on this Amended Note and second to the payment of principal. All payments by the Maker under this Note shall be made without set-off, defense or counterclaim and be free and clear and without any deduction or withholding for any taxes or fees of any nature whatever, unless the obligation to make such deduction or withholding is imposed by law. The principal balance and all accrued but unpaid interest (including Incremental Interest, if any) on this Note shall be paid in full on the Maturity Date.

                5. Waiver. No delay or omission on the part of the Holder in exercising any right under this Note shall operate as a waiver of such right or of any other right of the Holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar to or waiver of the same or any other right on any future occasion. The Maker hereby forever waives presentment, demand, presentment for payment, protest, notice of protest, notice of dishonor of this Note and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note.

                6. Event of Default.

                  (a) The Maker agrees that:

                  (i) upon the failure to pay when due the principal balance and accrued interest (including Incremental Interest, if any) hereunder;

                  (ii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision contained or referred to in
Section 5.11(a)(i), 5.11(b) (as to corporate existence) or 5.12 of the Purchase Agreement;

                  (iii) if the Maker shall fail or omit to perform, observe or satisfy any agreement, covenant or other provision (other than those referred to in Section 6(a)(i) or 6(a)(ii) herein) contained or referred to in any other Section of this Amended Note or any other Loan Document and such failure shall not have been fully corrected within 10 days after the Maker's receipt from the Holder of written notice that the specified possible default is to be remedied or ten days after the Maker shall become aware thereof or if the failure cannot be cured within ten (10) days after the Maker's attempts in such 10-day period, and the failure may be cured within a reasonable time, then the Maker shall have an additional period of not more than ten (10) days to attempt to cure the failure;

                  (iv) if any representation, warranty or statement made by the Maker in or pursuant to this Amended Note or any other Loan Document shall be false or incorrect in any material respect when made;

                  (v) if the Maker or any Guaranteeing Subsidiary (1) commences any voluntary proceeding under any provision of Title 11 of the United States Code, as now or hereafter amended, or commences any other proceeding, under any law, now or hereafter in force, relating to bankruptcy, insolvency, reorganization, liquidation, or otherwise to the relief of debtors or the readjustment of indebtedness, (2) makes any assignment for the benefit of creditors or a composition or similar arrangement with such creditors, or (3) appoints a receiver, trustee or similar judicial officer or agent to take charge of or liquidate any of its property or assets or upon the commencement against the Maker or any Guaranteeing Subsidiary of any involuntary proceeding of the kind described in this paragraph;

                  (vi) upon the acceleration of any other indebtedness of the Maker for borrowed money that has an outstanding principal amount in excess of $1,000,000;

                  (vii) upon the rendering of a judgment or judgments against the Maker or any of its subsidiaries involving an amount in excess of $4,000,000 and such judgment or judgments shall not have been vacated, discharged, stayed or bonded pending appeal within 30 days from the entry thereof;

                  (viii) subject to Section 6(b)(ii), upon a Change of Control;

                  (ix) if prior to the Special Meeting, the Maker shall issue, or agree to issue, in a transaction exempt from registration under the Act shares of Common Stock, or Common Stock equivalents, in an amount in excess of 15% of the shares of Common Stock then outstanding, other than pursuant to the Purchase Agreement;

                  (x) upon the occurrence and during the continuance of a Material Adverse Change;

                  (xi) if any lien created by the Loan Documents shall cease to be effective;

                  (xii) if the Maker's Board of Directors or a special committee thereof withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals in accordance with Section 5.7 of the Purchase Agreement; or

                  (xiii) if any Event of Default has occurred under the New
Notes,

(any of (i) through (xiii), an "Event of Default"), then upon the occurrence of any such Event of Default all unpaid principal and accrued interest (including Incremental Interest, if any) under this Amended Note shall become immediately due and payable (A) upon election of the Required Holders, with respect to (i) through (iv) and (vi) through (xiii), and (B) automatically, with respect to
(v), in each case without presentment, demand, protest or notice of any kind, all of which are hereby waived by the Maker.

                  (b) In addition to the remedies set forth in Section 6(a) above: (i) if at any time prior to receipt of Stockholder Approval, but other than in connection with a Change of Control, the Maker's Board of Directors withdraws or adversely modifies its recommendation relating to the Special Meeting Proposals, the Maker shall pay to the Holder in immediately available funds, in addition to any other amounts, whether principal or interest, due hereon, incremental interest as liquidated damages in an amount in cash equal to the Holder's Pro Rata Percentage of three and one-third percent (3 1/3%) of the aggregate outstanding principal on all of the outstanding Notes ("Incremental Interest"), payable within two Business Days of such withdrawal or modification; and (ii) upon the occurrence of a Change of Control, at the option of the Holder, one hundred fifty percent (150%) of all unpaid principal and accrued but unpaid interest under this Amended Note shall become immediately due and payable upon demand by the Holder and presentment by the Holder of this Amended Note to the Maker (the "Change of

Control Premium Payment"), that in no event shall the portion of the Change of Control Premium Payment attributable to the aggregate accrued but unpaid interest under the Notes exceed Ten Million Dollars ($10,000,000) in connection with this Section 6(b)(ii).

                  (c) As further set forth in the Pledge and Security Agreement, and in addition to the remedies set forth in Section 6(a) and Section 6(b) above, upon the occurrence of an Event of Default, the Collateral Agent shall have all the rights and remedies as a secured party under the Uniform Commercial Code of the State of New York.

                7. Additional Remedies Upon Default. Subject to the last paragraph of Section 6(a) hereof, upon an Event of Default hereunder, and during the continuation thereof, and subject to the provisions of the Loan Documents, the Holder may exercise any other right, power or remedy as may be provided herein or in any other Loan Document or as may be provided at law or in equity, including, without limitation, the right to recover judgment against the Maker for any amount due either before, during or after any proceedings for the enforcement of any of the Collateral or any realization upon any of the foregoing.

                8. Subordination.

                  (a) Amended Note Subordinated to Senior Debt.

                  The Maker covenants and agrees, and the Holder and any of its transferees and assigns, by acceptance of this Amended Note, likewise covenant and agree, that this Amended Note is issued subject to the provisions of this
Section 8 and that the payment of all Amended Notes Obligations under or with respect to this Amended Note by the Maker shall, to the extent and in the manner herein set forth, be subordinated and junior in right of payment to the prior payment in full in cash of all Senior Debt; that the subordination is for the benefit of, and shall be enforceable directly by, the New Noteholders; and that each New Noteholder, whether its New Notes are now outstanding or hereafter created, incurred, assumed or guaranteed, shall be deemed to have acquired Senior Debt in reliance upon the covenants and provisions contained in the Purchase Agreement, the other Loan Documents and this Amended Note.

                  (b) No Payment on this Amended Note in Certain Circumstances.

                  (i) If any Event of Default occurs in the payment when due, whether at maturity, upon prepayment, by declaration or otherwise, of any principal of, accrued but unpaid interest (including Incremental Interest) on or fees with respect to, any Senior Debt, no payment of any kind or character shall be made by, or on behalf of, the Maker or any other person on its behalf, with respect to any Amended Notes Obligations under or with respect to this Amended Note, or to acquire this Amended Note for cash or property or otherwise. In addition, if any other Event of Default occurs and is continuing with respect to any Senior Debt either causing the automatic acceleration of the maturity therefor or permitting the holders of such Senior Debt then outstanding to accelerate the maturity thereof and if the Representative for such Senior Debt gives notice of the Event of Default to the Collateral Agent if required, or if the Representative is Warburg then upon the Collateral Agent's actual knowledge of such Event of Default (a "Default Notice"), then, unless and until all Events of Default have been cured or waived or have ceased to exist or the Collateral Agent receives notice thereof from the Representative terminating the Blockage Period (as defined below), or if the Representative is Warburg then upon actual termination of the Blockage Period, during the 179 days after the delivery or date of such Default Notice (the "Blockage Period"), neither the Maker nor any other person on its behalf shall (i) make any payment of any kind or character with respect to any Amended Notes Obligations on, under or with respect to this Amended Note or (ii) acquire this Amended Note for cash, property or otherwise. Notwithstanding anything herein to the contrary, in no event will a Blockage Period extend beyond 179 days from the date the payment on this Amended Note was due and only one such Blockage Period may be commenced within any 360 consecutive days. No Event of Default which existed or was continuing on the date of the commencement of any Blockage Period with respect to the Senior Debt shall be, or be made, the basis for the commencement of a second Blockage Period by the Representative of such Senior Debt whether or not within a period of 360 consecutive days, unless such Event of Default shall have been cured or waived for a period of not less than 90 consecutive days (it being acknowledged that any subsequent action, or any breach of any financial covenants for a period commencing after the date of commencement of such Blockage Period that, in either case, would give rise to an Event of Default pursuant to any provisions under which an Event of Default previously existed or was continuing shall constitute a new Event of Default for this purpose).

                  (ii) In the event that, notwithstanding the foregoing, any payment shall be received by the Holder when such payment is prohibited by
Section 8(b)(i), such payment shall be held in trust for the benefit of, and shall be paid over or delivered to the Collateral Agent for the benefit of, each New Noteholder.

                  Nothing contained in this Section 8 shall limit the right of the Holder to take any action to accelerate the maturity of this Amended Note or to make a demand pursuant to Section 6(b) or to pursue any rights or remedies hereunder; provided that all Senior Debt thereafter due or declared to be due shall first be paid in full in cash before the Holder is entitled to receive any payment of any kind or character with respect to Amended Notes Obligations under or with respect to this Amended Note.

                  (c) Payment Over of Proceeds Upon Dissolution, Etc.

                  (i) Upon any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to creditors upon any total or partial liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors or marshaling of assets of the Maker or in a bankruptcy, reorganization, insolvency, receivership or other similar proceeding relating to the Maker or its property, whether voluntary or involuntary, all New Notes Obligations shall first be paid in full in cash, or such payment duly provided for to the satisfaction of the New Noteholders, before any payment or distribution of any kind or character is made on account of any Amended Notes Obligations under or with respect to this Amended Note, or for the acquisition of this Amended Note for cash or property or otherwise. Upon any such dissolution, winding-up, liquidation, reorganization, receivership or similar proceeding, any payment or distribution of assets of the Maker of any kind or character, whether in cash, property or securities, to which the Holder would be entitled, except for the provisions hereof, shall be paid by the Maker or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, or by the Holder if received by it, to the Collateral Agent, for the benefit of each New Noteholder for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash after giving effect to any concurrent payment, distribution or provision therefor to, on behalf of or for the New Noteholders.

                  (ii) To the extent that any payment of the Senior Debt (whether by or on behalf of the Maker, as proceeds of security or enforcement of any right of setoff or otherwise) is declared to be fraudulent or preferential, set aside or required to be paid to any receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person under any bankruptcy, insolvency, receivership, fraudulent conveyance or similar law, then, if such payment is recovered by, or paid over to, such receiver, trustee in bankruptcy, liquidating trustee, agent or other similar person, the Senior Debt or part thereof originally intended to be satisfied shall be deemed to be reinstated and outstanding as if such payment had not occurred.

                  (iii) In the event that, notwithstanding the foregoing, any payment or distribution of assets of Company of any kind or character, whether in cash, property or securities, shall be received by the Holder when such payment or distribution is prohibited by this Section 8(c), such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to the Collateral Agent for the benefit of, each New Noteholder for application to the payment of the Senior Debt remaining unpaid until all such Senior Debt has been paid in full in cash, after giving effect to any concurrent payment, distribution or provision therefor to, on behalf of or for the New Noteholders.

                  (iv) The consolidation of the Maker with, or the merger of the Maker with or into, another corporation or the liquidation or dissolution of the Maker following the conveyance or transfer of all or substantially all of its assets, to another corporation as long as permitted under the terms of the Senior Debt, shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 8 if such other corporation shall, as a part of such consolidation, merger, conveyance or transfer, assume the Maker's obligations hereunder.

                  (d) Subrogation.

                  Subject to the payment in full in cash of all Senior Debt, the Holder shall be subrogated to the rights of the New Noteholders to receive payments or distributions of cash, property or securities of the Maker applicable to the Senior Debt until the New Notes shall be paid in full; and, for the purposes of such subrogation, no such payments or distributions to the New Noteholders by or on behalf of the Maker or by or on behalf of the New Noteholders by virtue of this Section 8 which otherwise would have been made to the Holder shall, as between the Maker and the Holder, be deemed to be a payment by Maker to or on account of the Senior Debt, it being understood that the provisions of this Section 8 are and are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the New Noteholders, on the other hand.

                  (e) Obligations of Company Unconditional.

                  Nothing contained in this Section 8 or elsewhere in the Purchase Agreement or the other Loan Documents is intended to or shall impair, as among the Maker, its creditors other than the New Noteholders, and the Holder, the obligation of the Maker, which is absolute and unconditional, to pay to the Holder the principal of and any accrued but unpaid interest (including Incremental Interest, if any) on this Amended Note as and when the same shall become due and payable in accordance with its terms, or is intended to or shall affect the relative rights of the Holder and creditors of the Maker other than the New Noteholders, nor shall anything herein or therein prevent the Holder from exercising all remedies otherwise permitted by applicable law upon default under the Purchase Agreement, the other

Loan Documents or this Amended Note, subject to the rights, if any, in respect of cash, property or securities of the Maker received upon the exercise of any such remedy.

                  (f) Reliance on Judicial Order or Certificate of Liquidating Agent.


                  Upon any payment or distribution of assets of the Maker referred to in this Section 8, the Holder shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any insolvency, bankruptcy, receivership, dissolution, winding-up, liquidation, reorganization or similar case or proceeding is pending, or upon a certificate of the receiver, trustee in bankruptcy, liquidating trustee, receiver, assignee for the benefit of creditors, agent or other person making such payment or distribution, delivered to the Holder, for the purpose of ascertaining the persons entitled to participate in such payment or distribution, the New Noteholders and other indebtedness of the Maker, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Section 8.

                  (g) Subordination Rights Not Impaired by Acts or Omissions of the Maker or the New Noteholders.

                  No right of any present or future New Noteholders to enforce subordination as provided herein shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Maker or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Maker with the terms of this Amended Note, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

                  Without in any way limiting the generality of the foregoing paragraph, in accordance with Section 10.2 of the Pledge and Security Agreement, the New Noteholders may, at any time and from time to time, without the consent of or notice to the Holder and without impairing or releasing the subordination provided in this Section 8 or the obligations hereunder of the Holder to the New Noteholders, do any one or more of the following: (i) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, the Senior Debt, or otherwise amend or supplement in any manner the Senior Debt, or any instrument evidencing the same or any agreement under which the Senior Debt is outstanding; (ii) sell, exchange, release, or otherwise deal with any property pledged, mortgaged or otherwise securing the Senior Debt; (iii) release any person liable in any manner for the payment or collection of the Senior Debt; and (iv) exercise or refrain from exercising any rights against Maker and any other person.

                  (h) This Section Not to Prevent Events of Default.

                  The failure to make a payment on account of principal of or accrued but unpaid interest (including Incremental Interest) on the Notes by reason of any provision of this Section 8 will not be construed as preventing the occurrence of an Event of Default.

                  (i) Exchange of this Amended Note for Preferred Stock.

                  This Section 8 shall have no effect on the right of the Holder to exchange this Amended Note for Preferred Stock pursuant to the terms of the Purchase Agreement.

                9. Amendment. None of the terms or provisions of this Amended Note may be excluded, modified or amended except by a written instrument duly executed by the Holder and the Maker expressly referring to this Amended Note and setting forth the provision so excluded, modified or amended.

                10. Costs. If action is instituted to collect on this Amended Note, the Maker promises to pay all costs and expenses, including reasonable attorney's fees, incurred in connection with such action.

                11. Governing Law. This Amended Note shall be governed by, and construed in accordance with, the laws of the State of New York.

                12. Notices. All notices hereunder shall be given in writing and shall be deemed delivered when received by the other party hereto at the address set forth in the Purchase Agreement or at such other address as may be specified by such party from time to time in accordance with the Purchase Agreement.

                  [Remainder of Page Intentionally Left Blank]

                  This Amended Note shall be binding upon the successors or assigns of the Maker and shall inure to the benefit of the successors and assigns of the Holder.



                                        PROXIM CORPORATION

                                        By:
                                            ----------------------------
                                            Name:  Franco Plastina
                                            Title: President and Chief Executive
                                                   Officer

                          [Amended Note Signature Page]